SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2003

                        Commission File Number: 000-49620

                             Biogentech Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, California                           92614
----------------------------------------------                           -----
(Address of principal executive offices)                             (Zip Code)

                                  949.757.0001
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                              Togs for Tykes, Inc.
                              --------------------
                   (Former name, if changed since last report)

                 1030 Wooster, Suite 4, Los Angeles, California
                 ----------------------------------------------
      (Former Address and Telephone Number of Principal Executive Offices)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.
----------------------------------------

On March 31, 2003, Togs for Tykes Acquisition Corp., a Nevada corporation and our wholly-owned subsidiary ("Subsidiary"), Togs for Tykes, Inc., a Nevada corporation ("Parent"), and BioGentec Incorporated, a Nevada corporation ("BioGentec"), entered into a conditional Agreement and Plan of Merger (the "Agreement", which is attached hereto as Exhibit 2.1) whereby BioGentec agreed, subject to conditions to closing specified herein, to merge with and into Subsidiary (the "Merger"). The Agreement provides that the surviving corporation shall be BioGentec. The Parent has changed its name to Biogentech Corp. (See Parent's Form 8-K filed on June 25, 2003). Subsidiary was formed by us for the purpose of effectuating the Merger. The closing of the Merger (the "Closing") was subject to the following conditions (i.e., the following conditions must occur in order for the Closing to occur) (all capitalized terms, if not otherwise defined, have the meanings specified in the attached Agreement):

     o CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to the Merger were subject to the fulfillment or satisfaction, prior to or on the Closing, of the following conditions:

                (i) The Merger shall have been duly approved by the requisite vote of the outstanding shares of BioGentec and Subsidiary entitled to vote thereon in accordance with the Nevada Revised Statutes ("NRS"); and

                (ii) All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect (as that term is defined in the Agreement attached hereto as Exhibit 2.1) on us or Subsidiary, assuming the Merger had taken place, shall have been obtained, made or occurred.

     o CONDITIONS PRECEDENT TO OUR OBLIGATION TO CLOSE THE MERGER. Our obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter were subject to the satisfaction of each condition precedent listed below:

                  (i) Each representation and warranty set forth in Article 2 of the Agreement shall have been accurate and complete in all material respects as of the date of the Agreement, and shall be accurate and complete in all material respects as of the Closing. BioGentec shall have received certificates dated the Closing date and signed by our chief executive officer or corporate secretary, substantially in the form attached as Exhibit I to the Agreement, certifying that the conditions set forth in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) of the Agreement have been satisfied;

                  (ii) BioGentec shall have performed and complied in all material respects with its covenants to be performed or complied with at or prior to the Closing;

                  (iii) Since the date of the execution of the Agreement to the Closing, there shall be no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on BioGentec;

                  (iv) BioGentec shall have delivered to us all required documentation to demonstrate that BioGentec shareholders are "accredited investors" under applicable federal and state securities laws, including information statements provided by BioGentec's shareholders; and

                  (v) No action is pending or threatened by or before any governmental body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect any damages arising out of the transactions contemplated by the Agreement.

     o CONDITIONS PRECEDENT TO OBLIGATIONS OF BIOGENTEC TO CLOSE THE MERGER. BioGentec's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter were subject to the satisfaction of each condition precedent listed below:

                  (i) Each representation and warranty set forth in Section 3 of the Agreement shall have been accurate and complete in all material respects as of the date of the Agreement, and shall be accurate and complete in all material respects as of the Closing date, as if made on the Closing date, after giving full effect to any supplements to the Agreement schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect. BioGentec shall have received a certificate dated the Closing date and signed by the chief executive officer or corporate secretary of us certifying that the conditions specified in Section 7.3(a), 7.3(b) and 7.3(c) of the Agreement have been satisfied;

                  (ii) We shall have performed and complied in all material respects with the covenants and obligations required by the Agreement to be performed or complied with at or prior to the Closing;

                  (iii) Each of our officers and directors and Subsidiary shall have delivered to BioGentec an executed letter specifying that each such officer and director has resigned;

                  (iii) Since the date of the Agreement to the Closing, there shall be no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on us or Subsidiary; and

                  (iv) No action is pending or threatened by or before any governmental body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect any damages arising out of the transactions contemplated by the Agreement.

The Agreement also prohibits certain acts by us, Subsidiary and BioGentec pending the Closing. If any of the covenants were violated, the Closing would not occur. All of the conditions to Closing specified above occurred on or about or prior to July 1, 2003. We will now file the Certificate of Merger with the Secretary of the State of Nevada.

Pursuant to the terms of the Agreement, each share of BioGentec stock will now be exchanged for and converted into one share of our common stock (except for those shareholders who validly perfect their dissenters' rights). Our current officers and directors have resigned and as their last act, they have appointed new directors designated by BioGentec. Moreover, our current officers and directors, who prior to the Closing owned 4,500,000 shares of our common stock, have agreed to allow us to cancel their stock. We are in the process of taking the necessary steps to cancel their stock.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 1, 2003 (prior to distribution of our shares to BioGentec shareholders), by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

============= ===================================== ==================================== ==================
TITLE OF CLAS NAME OF BENEFICIAL OWNER                   AMOUNT OF BENEFICIAL OWNER       PERCENT OF CLASS
------------- ------------------------------------- ------------------------------------ ------------------
Common Stock  Becky Bauer, president, secretary,            3,000,000 shares (1)               54.23%
              director
------------- ------------------------------------- ------------------------------------ ------------------
Common Stock  Brook Messick, secretary, treasurer,          1,500,000 shares (1)               27.11%
              director
------------- ------------------------------------- ------------------------------------ ------------------
Common Stock                                          All directors and named executive        81.34%
                                                             officers as a group
============= ===================================== ==================================== ==================

(1) The stock owned by Ms. Bauer and Ms. Messick will be redeemed and canceled by mutual agreement.

The following table sets forth certain information regarding the what we believe will be the beneficial ownership of our common stock following the consummation of the Merger and following the redemption and cancellation of the stock owned by Ms. Bauer and Ms. Messick, by each person or entity anticipated by us who will be the beneficial owner of more than 5% of the outstanding shares of common stock following the Merger and following the redemption and cancellation of the stock owned by Ms. Bauer and Ms. Messick, each of our directors and named executive officers, and all of our directors and executive officers as a group.

=============== ============================ ==================================== ==================
TITLE OF CLASS  NAME OF BENEFICIAL OWNER          AMOUNT OF BENEFICIAL OWNER       PERCENT OF CLASS
--------------- ---------------------------- ------------------------------------ ------------------
Common Stock    St. Petka Trust (1)                       11,750,000                    56.4%
--------------- ---------------------------- ------------------------------------ ------------------
Common Stock    Gene Pharmaceutical LLC (2)                2,000,000                     9.6%
--------------- ---------------------------- ------------------------------------ ------------------
Common Stock                                   All directors and named executive        56.4%
                                                      officers as a group
=============== ============================ ==================================== ==================

(1) BioGentec's Chairman of the Board of Directors, Radul Radovich, his spouse Dragica Radovich, BioGentec's corporate secretary, and their children, including Chaslav Radovich, who is the sole officer and director of Biogentech Corporation are beneficiaries under the St. Petka Trust and, as such, are considered beneficial owners of the shares owned by St. Petka Trust.

(2) Gene Pharmaceutical LLC is the entity which assigned its patents to BioGentec.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Upon the consummation of the Merger, BioGentec will become our wholly-owned subsidiary. BioGentec's management is as follows:


================= ====== =======================================================
NAME               AGE   POSITION
----------------- ------ -------------------------------------------------------
Radul Radovich      81   Chairman of the Board of Directors and Chief Executive
                         Officer
----------------- ------ -------------------------------------------------------
Chaslav Radovich    43   President
----------------- ------ -------------------------------------------------------
James Luce          44   Chief Operating Officer, Chief Marketing Officer
----------------- ------ -------------------------------------------------------
Robert Dietrich     57   Chief Financial Officer
----------------- ------ -------------------------------------------------------
Ernest Armstrong    43   Vice President of Business Development
----------------- ------ -------------------------------------------------------
Chad Brown          31   Vice President of Investor Relations
================= ====== =======================================================

o RADUL "RUDY" RADOVICH, CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER: Mr. Radovich, age 80, has been a Senior Project Manager and Project Head for several multi-billion dollar projects with Ciba-Geigy (Novartis), British Petroleum, Parsons, Narmco, Page Engineering and others. Mr. Radovich has been Chairman of R & R Holdings, Inc., a private investment banking company, for over 15 years. He earned a MSME at University of Belgrade, Yugoslavia.

o CHASLAV "CHAS" RADOVICH, PRESIDENT: Mr. Radovich, age 43, was founder and CEO of Best Electronics, Inc., from 1986 through 1992. Best Electronics was a wholesaler-distributor of computer memory and peripheral products for companies including Intel, NEC, Toshiba, Motorola and Texas Instruments. From inception, Best Electronics, Inc. was profitable and Mr. Radovich grew earnings by more than 24% per year, while strategically expanding the staff to 25. Since 1992, he has been an independent investor and investment banker with R & R Holdings, Inc. Over the last ten years, Mr. Radovich has played an instrumental role in taking companies public, including Healthstar (PPOS), Pharmaprint (PPRT), Logon America (LOAX) and AimSmart (AIMS). Mr. Radovich has been appointed as our sole officer and director.

o JAMES LUCE, CHIEF OPERATING OFFICER/CHIEF MARKETING OFFICER: Mr. Luce, age 44, is a 22-year sales and marketing veteran with two diverse Fortune 100 corporations. In mid 1999, Mr. Luce became Executive Vice President-Retail Sales & Strategic Accounts for Bergen Brunswig Drug Company ("BBDC"), a pharmaceutical wholesaler/distributor, leading a team of 250 sales people, responsible for annual revenues exceeding $10 billion. Re-engineering the entire retail sales organization and processes, he again drove results and led the re-signing of several long-term contracts with the most significant customers. Prior to his tenure with BBDC, Mr. Luce spent 18 years with Marriott International Corporation, most recently as Regional Vice President-Sales and Marketing, leading a team of over 650 sales and marketing associates in 289 hotels and resorts. In driving results for Marriott, his team piloted several new company-wide initiatives and consistently led the organization in sales, profitability and customer satisfaction.

o ROBERT DIETRICH, CHIEF FINANCIAL OFFICER: Mr. Dietrich, age 55, is a director of Imaging Technologies Corporation (IMTO.OB) and served as its Chief Accounting Officer and President of three of its subsidiaries from October 2001 until October 2002. He is also a Director for Knowledge Foundations, Inc. (KNFD.OB) where he has served as Chief Financial Officer from April 2000 until present. Prior to 2000, Mr. Dietrich served as President and CEO and Director of Semper Resources Corporation (SRCR.OB) and CyberAir Communications, Inc. His background includes more than fifteen years in senior management roles and thirteen years with Big 5 and regional CPA firms as well as technology based investment-banking organizations. He is a CPA with a BBA from Notre Dame University and an MBA from University of Detroit.

o ERNEST ARMSTRONG, VICE PRESIDENT-BUSINESS DEVELOPMENT: Mr. Armstrong, age 43, as CEO of Gene Pharmaceuticals, LLC, has overseen clinical research on allergic rhinitis products and out-licensed medical technology to BioGentec. From 1991 through 1996, Mr. Armstrong was Founder and President of Broncorp, Inc., a research-based pharmaceutical company focused on drug-delivery technologies and on developing treatments for asthma and allergy. He was an Associate Professor of International Business at Dai-Ichi Economics College, Fukuoka, Japan 1998-1991. Mr. Armstrong speaks seven languages and previously lived in Canada, France, Guatemala, Italy, Japan and Switzerland. His education includes: BA-International Marketing and core courses for BS in Biology, Humboldt State University, Arcata, California; BA-French, University of Aix-en-Provence, France; MBA-San Francisco State University.

o CHAD BROWN, VICE PRESIDENT-INVESTOR RELATIONS: Mr. Brown, age 31, spent several years as a top performer with John Hancock Financial Services. Subsequent to his tenure with John Hancock, he quickly became a heavily recruited, top-tier advisor to John Hancock, Sutro and Company, Everen Securities and Union Bank of Switzerland. Mr. Brown is a speaker on the subjects of investments and risk management as well as a guest commentator on several local California news programs. Mr. Brown has served as a personal financial and risk management consultant for clients residing in Europe and the South Pacific as well as across the United States. Mr. Brown graduated with distinction with a BA-Economics from California Lutheran University.

THE MEDICAL ADVISORY BOARD. BioGentec's Medical Advisory Board consists of nine doctors, preeminent in the fields of allergy and immunology, as well as an attorney with extensive education in immunology, biochemistry and intellectual property law. These physicians and medical research scientists are associated with top healthcare institutions and have long-term experience in allergy and immunology as well as managing and conducting clinical trials. Several of the advisory board members have previously contributed their scientific and medical expertise into the research and development of BioGentec's foundation product, as well as products in BioGentec's development pipeline. The members of this advisory board are:

o JAMES M. BRODSKY, RPH, ND, HMD, CHIEF RESEARCHER: Dr. Brodsky is a facilitating professor at the University of Southern California, School of Pharmacy. He has been on the teaching staff at the University of the Pacific Pharmacology Department and at Santa Ana College where he taught Pharmacy Terminology. He has published numerous articles on natural medicine and is a recognized speaker on Natural Medicine. Dr. Brodsky has been the owner/pharmacist of Villa Park Pharmacy for over 25 years. Dr. Brodsky has been a member of the American Pharmaceutical Association, the California Pharmaceutical Association, the Orange County Pharmaceutical Association and the American Naturopathic Medical Association.

o        LYNDON E. MANSFIELD, M.D., PRINCIPAL INVESTIGATIVE PHYSICIAN: Dr.
         Mansfield, the key medical advisor and Principal Investigative Physician since 1992, has conducted many allergy related clinical research studies for major pharmaceutical companies and was instrumental in preparing and presenting the prior trial results for Prehistin to the FDA. His education includes: Temple University, Thomas Jefferson Medical University - Doctor of Medicine. Residency:
         Pediatrics - Brooke Army Medical Center. Board Certifications:
         Pediatrics, Allergy and Clinical Immunology, Diagnostic Laboratory Immunology/Clinical Lab, Immunology. Professional Societies: Fellow, American Academy Allergy & Immunology Allergy & Immunology, Fellow, American College of Allergists, Association of Medical Laboratory Immunologists.

o ALVIN J. AUBRY, M.D.: Education: Tulane University School of Public Health - Master of Public Health, Tulane University School of Medicine
         - Doctor of Medicine, Straight Pediatrics at Brooke Army Medical Center
         - Internship. Residency: Pediatrics - Madigan Army Medical Center.
         Fellowship: Allergy & Immunology, Fitzsimmons Army Medical Center. Board Certifications: American Board of Pediatrics, American Board of Allergy & Immunology. Professional Societies: American Academy of Allergy, Asthma & Immunology, American College of Allergy & Immunology, American Medical Association, Association of Military Allergists, Texas Medical Association, Texas Allergy Society.

o        RICHARD E. DANZIGER M.D., PHD: Education: George Washington University
         - M.D., University of Alberta - Ph.D., Dartmouth College - BA. Board
         Certifications: American Board of Pediatrics - Diplomate, American Board of Allergy & Immunology - Diplomate. Professional Societies:
         Fellow - American College of Allergy, Asthma & Immunology, Member - American Academy of Allergy, Asthma & Immunology, Executive Council - Western Society of Allergy, Asthma & Immunology, Past President - San Diego Allergy Society. Publications: Wagner, C.J.; Danziger, R.E. and Nelson, H.S. "Relation Between Positive Small Air Ions, Weather Fronts and Pulmonary Function in Patients with Bronchial Asthma. Annals of Allergy 51 (4): 430-435. 1983. Fortner, B.R.; Danziger, R.E.;
         Rabinowitz, P.S. and Nelson, H.S. The effect of ascorbic acid on cutaneous and nasal response to histamine and allergen. J. Allergy Clinical Immunology. (69) 484--488. 1982.

o STANLEY GOLDSTEIN, M.D. Education: Yeshiva University - B.A., New York Medical College - M.D. Internship: Long Island Jewish Hillside Medical Center - Pediatric Internship. Residency: Long Island Jewish Hillside Medical Center - Pediatric Residency, Long Island Jewish Hillside Medical Center - Senior Resident in Pediatrics. Professional Societies:
         Fellow - Long Island Jewish Hillside Medical Center - Pediatric Neurology, Fellow - Allergy/Clinical Immunology Children's Hospital of Buffalo. Faculty Appointments: State University of N.Y. - Assistant Clinical Instructor, Long Island Jewish Hillside Medical Center - Director of Allergy Clinic, The Long Island College Hospital - Research Coordinator and Attending Department of Allergy & Immunology. Board
         Certifications: American Board of Pediatrics, American Board of Allergy & Immunology, and American Board of Pediatric Pulmonary. Voluntary
         Positions: Mr. Goldstein has held numerous volunteer positions and is a member of; American Thoracic Society, Nassau County & Suffolk County Allergy Society, New York Allergy Society and Board of Directors American Lung Association of Nassau & Suffolk. Publications: Goldstein, S., Rose, JO., Sutton, PL., Koup, JR., Jusko, WJ., and Middleton, E.,
         Jr.: The Pharmacokinetics of Prednisone and Its Metabolite Prenisolone in Pregnant Asthmatics, J. Allergy Clinical Immunology Vol. 63, No. 3, March 1979, p. 219. Goldstein, S., Mueller, U., Wypysch, J., Reisman, R., and Arbesdman, C.: Treatment of Ragweed Sensitive Patients with Ragweed Fraction A conjugated to D-glutamic Acid: D-Lysine (FA:DGL). J. Allergy Clinical Immunology, Vol. 65, No. 3, March 1980. Numerous additional publications.

o        LEWIS JOSEPH KANTER, M.D. Education: University of California - B.S.
         Biological Sciences, Georgetown University School of Medicine - M.D.
         Internship: Pediatrics - National Naval Medical Center. Residency:
         Pediatrics - National Naval Medical Center. Board Certifications:
         American Board of Pediatrics - Board Certified, America Board of Allergy and Immunology (A Conjoint Board of the American Board of Pediatrics and American Board of Internal Medicine) - Board Certified. Professional Societies: Fellow - American Academy of Pediatrics, Fellow
         - American Academy of Asthma, Allergy & Clinical Immunology, Member - American Medical Association, Member - Association of Military Allergists, Member - California Society of Allergy & Clinical Immunology, Delegate - American Academy of Allergy & Immunology and American College of Allergy & Immunology Member, Member - California Medical Association, Member - Ventura County Medical Society, Past

         President - Gold Coast Allergy Society, Past Chairman - American College of Asthma Allergy & Immunology, Re-certification Committee, Executive board Member - California society of Allergy & Clinical Immunology, Past Vice President & Program Chairman - California Society of Allergy & Immunology, Executive Board Member, Western Society of Asthma, Allergy & Immunology, President Elect & Program Chairman, Western Society of Allergy & Immunology, Past President, Western Society of Allergy & Immunology, Chairman - Scientific Advisory Panel on Allergy & Immunology of Council on Scientific Affairs (CSA) of CMA, Specialty Representative of California Society of Asthma, Allergy & Clinical Immunology to CMA, Council on Scientific Affairs Representative to CME Committee for California Medical Assoc., Member Continuing Medical Education Committee, American College of Allergy & immunology, Member of Advisory Committee on Alternative Therapists of CMA. Faculty Appointments: Uniformed Services University of Health Sciences, Assistant Professor of Pediatrics and Assistant Professor in Internal Medicine, University of California at Los Angeles School of Medicine, Clinical faculty. Publications: Nedocromil in the Outpatient Management of Asthma, Arch Fam Med 1995' 4:835- 842. Inhaled Fluticasone Propionate in the Treatment of Asthma, Advances in Therapy Jan/Feb 1997, Vol. 14. No. 1. Inhaled Corticosteriods for Asthma Therapy, Epitomes-Allergy & Immunology, Western Journal of Medicine Nov. 1997, Vol. 167, No. 5; 343-346. Numerous additional publications and presentations.

o ANITA M. KIRKPATRICK, Ph.D. Education: University of San Diego School of Law - Juris Doctor Degree, Massachusetts Institute of Technology Sloan School of Management - Master's Degree in Management of Technology, University of New Mexico School of Medicine - Ph.D. in the Medical Sciences (Biochemistry), New Mexico Highlands University M.S. in Chemistry, Mount St. Mary's College/San Diego State College - B.S. in Chemistry. Certification and Licensure: California State License in Clinical Chemistry, Certified Specialist in Immunology, American Society of Clinical Pathologists. Professional Societies: American Association for clinical Chemistry, American Chemical Society; San Diego Section, American Society of Clinical Pathology, American Society for Microbiology, American Intellectual Property Law Association, California Association for Medical Laboratory Technology, San Diego County Bar Association, San Diego Intellectual Property Law Association, Licensing Executives Society.

o JOSEPH T. MORGAN, M.D. Education: University of Colorado School of Medicine, M.D. Internship: Good Samaritan Hospital - General Rotating Internship, Pediatric Residency: St. Joseph's Hospital, University of Colorado Medical Center, University of Colorado Medical Center - Chief Resident in Pediatrics. Board Certification: The American Board of Pediatrics. Professional Societies: Fellow - American Academy of Pediatrics, Member - North Pacific Pediatric Society, Member - Oregon Pediatric Society, Fellow - American College of Allergy, Asthma & Immunology.

o        MICHAEL J. NOONAN, M.D. Education: University of Nebraska - B.S.
         Pre-Medicine, University of Nebraska College of Medicine - M.D., University of Oregon. Internship: Emanuel Hospital - Rotating Internship. Residency: University of Oregon Medical Center - Pediatric,
         Fellowship: National Jewish Hospital - Allergy & Immunology, Oregon Health Sciences University - Allergy Immunology Fellowship. Board
         Certification: American Board of Pediatrics, American Board of Allergy & Immunology. Faculty Appointments: Department of Pediatrics, Oregon Health Sciences University - Associate Clinical Professor.
         Publications: Asthma, Allergy & Immunology, Vol. 10, No 4 1996. Noonan MJ, Chervinsky P, Wolfe J, Liddles R, Kellerman DJ, Crescenzi KL; Does Related Response to Inhaled Flutisone Propionate in Patients with Methacholine-Induced Bronchial Hyper responsiveness: A Double-Blind, Placebo-Controlled Study. Journal of Asthma Vo1. 35(2), 1998. Numerous additional Publications and Research Interests.

o CHARLES JAY SIEGEL, M.D. Education: University of Wisconsin-Madison, Medical College of Wisconsin - M.D. Internship: Children's Mercy Hospital - Pediatrics. Residency: Children's Mercy Hospital - Pediatrics. Fellowship: Children's Mercy Hospital, University of Kansas Medical Center. Professional Societies: Phi Kappa Theta Social Fraternity, Phi Delta Epsilon Medical Fraternity, Missouri State Society, Missouri State Allergy Society - Past President, Clay Platte Medical Society, American College of Allergy Asthma & Immunology - Fellow, and American Academy of Allergy Asthma & Immunology - Member. Board Certifications: National Board of Medical Examiners, American Board of Pediatrics, and American Board of Allergy & Immunology.
         Honors: Board of Regents, American College of Allergy, Asthma, & Immunology - 1993-1995, Executive Committee American College of Allergy, Asthma, & Immunology - 1994-1995, Chairman CME Committee of the American College of Allergy Asthma & Immunology - 1997-2001, Chairman Re-certification Committee of The American College of Allergy Asthma & Immunology, Chairman Pharmaceutical Symposia Committee American College of Allergy Asthma & Immunology, and Program committee 1997-2000 The American College of Allergy Asthma & Immunology.
         Publications: Author of numerous articles.

ITEM 2. ACQUISITION OF ASSETS.
------------------------------

MERGER OF SUBSIDIARY AND BIOGENTEC.

As the Closing has now occurred, we will file a Articles of Merger with the Secretary of the State of Nevada whereby Subsidiary will merge with and into BioGentec and BioGentec will be the surviving corporation (the "Merger"). We have changed our name to "Biogentech Corp.". The Merger will be accounted for as a reorganization.

1. MECHANICS OF THE MERGER. The separate corporate existence of Subsidiary shall cease when the Articles of Merger are filed with the Nevada Secretary of State and BioGentec will be the surviving corporation. The charter documents of BioGentec will become the charter documents of the surviving corporation.

2. SHARE EXCHANGE. Pursuant to the Agreement, we will issue shares of our common stock to the BioGentec shareholders in exchange for all the issued and outstanding shares of BioGentec common stock. The holders of BioGentec common stock immediately prior to the Merger will receive one share of our common stock for each share of BioGentec stock owned by such holder. As of July 1, 2003, the total number of shares that will be issued to Biogentec shareholders is 19,787,708 shares of Parent's common stock. The stock issued to Biogentec shareholders will be "restricted stock" subject to the restrictions of Rule 144.

3. SHARE RESTRICTIONS. The shares of our common stock issued pursuant to the Agreement shall bear a restrictive legend indicating that the shares are "restricted" securities and are not transferable unless certain conditions are satisfied pursuant to applicable securities laws. We have agreed to attempt to register a portion of the shares issued to BioGentec shareholders pursuant to a Registration Statement on Form SB-2.

4. BIOGENTEC INCORPORATED.

         (a) BACKGROUND. BioGentec was incorporated in Nevada on November 21, 2000. BioGentec is dedicated to the development and commercialization of medical products, focused primarily in the fields of immunomodulation, menopause, pinpoint detoxification and cholesterol reduction. BioGentec anticipates that its initial patented product, Prehistin,(formerly Allertin), will launch mid 2003 and will create a unique niche within the allergy relief category. In November 2000, BioGentec acquired Allergy Limited, LLC ("Allergy Limited"). Allergy Limited sponsored the clinical research for Prehistin's formula from 1989 through 2000 and secured the first patent, in 1992 and BioGentec secured the second in 2001.

         (b) FACILITIES. BioGentec conducts its business primarily from its headquarters in Irvine, California.

         (c) WEBSITES. BioGentec has developed a corporate site, www.BioGentec.com, and the initial product site, www.alleratin.com (transitioning to a new website soon). On either site, the consumer has the ability to contact BioGentec directly and can secure important information relative to the company and/or the products. In addition, for those who prefer more traditional methods of communication, BioGentec has a toll free telephone number (888-765-5368).

         (d) BIOGENTEC'S PRODUCT. BioGentec believes that its initial product, Prehistin, is chemically distinct from most allergy medications currently on the market, as it works to prevent allergy symptoms by mitigating histamines from being over-produced, as opposed to the litany of antihistamine products that are reacting to the overproduction. Essentially a "pre-histamine", Prehistin will also be differentiated from current allergy medications as it lacks the sedating (and several other) side effects. Prehistin is a preventative system for seasonal and year round allergies, both outdoor (pollen) and indoor (dust, pet dander, mold), triggered by the most common allergens. This 21-day system of flavored lozenges was demonstrated in clinical studies to have a persistence of effect lasting months.

Prehistin's effectiveness is enabled through modulating the production of immunoglobulin E (IgE) to prevent the immune system from overproducing histamines in reaction to the presence of allergens. By mitigating this cascading process, the symptoms associated with indoor and outdoor allergies are prevented from occurring. Effectively, the terminology for this niche-creating product is "prehistamine". BioGentec believes that the products currently addressing allergy relief are virtually all histamine reactive and have varying side effects, a source of frustration for allergy sufferers. Prehistin, a patented and unique cobalamin complex formula, has preventative effectiveness, with no known side effects, has no negative drug interactions and no upper dosage limit. BioGentec believes that Prehistin will be cost competitive relative to the long lasting relief and benefits desired by the vast majority of allergy sufferers.

Prehistin is an immunomodulation ("anti-IgE") product. Immunoglobulin E (IgE) is an antibody that mediates allergic diseases such as allergic rhinitis, allergic asthma and atopic dermatitis. In the 1990's, research was completed relative to IgE and allergies/asthma. The technology is so compelling and has such significant commercial potential that, reportedly, Tanox, Novartis and Genentech are spending $500+ million to develop the injectable "anti-IgE" drug, Xolair, projected to be a blockbuster drug. The published primary target of their drug is life-threatening asthma patients and the price is estimated to be appropriate value for the benefits from the breakthrough, leading edge science that enabled Xolair. Although quite different from Xolair, Prehistin will be a product that has the same root science and technology, with 100% natural ingredients, while offering the sufferers of allergic rhinitis (airborne allergies) the effectiveness that comes from IgE reduction and histamine production mitigation. This is all accomplished, via a sublingual lozenge, at a planned cost to the consumer that should be well within the over the counter allergy medication category's acceptable range. Behind the product is over 25 years of scientific research and testing completed by leading allergists and immunologists. The double blind, placebo-controlled studies required by the FDA were completed and validate the safety and efficacy of this new approach. The protocols for Phase III trials are being finalized, which will lead to execution of the trials and application for FDA over-the-counter medication approval.
At this point, pricing of Prehistin is not finalized, however, overlaid against the cost for other products in this category, as well as sufferers' desire to find some solution to their symptoms without side effects, there appears to be a degree of pricing elasticity that will hopefully lead to increased profits.

         (e) THE PATENTS. BioGentec's patents cover the delivery and use of cobalamin for seasonal and year-round allergies (allergic rhinitis) and asthma. The patents are:

    o United States Patent #6,255,294 "Cyanocobalamin Treatment in Allergic Disease"
    o United States Patent #5,135,918 "Method for Reducing Reagenic Antibody Levels (IgE)"
    o    Japan Patent Pending # P2002-533399A (Same as U.S. #6,255,294)
    o    Mexico Patent Pending # 2001-006297 (Same as U.S. #6,255,294)
    o Pending patents in European Union, Canada and Australia. (Same as U.S. #6,255,294)

As BioGentec's patents are the only patents to date related to the subject, the claims are broad.

         (f) THE MARKET. BioGentec's product will be targeted to those individuals who suffer from allergies. BioGentec believes that allergy sufferers are constantly seeking relief from their symptoms and a "new approach" to address those symptoms if their current approach is not working. Biogentec estimates that there are well over 100 million individuals who suffer from allergies, worldwide.

To facilitate its strategic plan, BioGentec will continue to move Prehistin through the FDA approval process, domestically, with a United States launch planned for just prior to the spring 2005 allergy season. To maximize the revenue growth in the first year, BioGentec is planning to execute a fully integrated marketing campaign including broadcast and print advertising, direct mail and an aggressive public relations campaign, educating the consumer on the product and driving retail sales of Prehistin.

In addition to the initial iteration of Prehistin, BioGentec plans to test, and gain approval for, alternative delivery mechanisms for the same drug. The mechanisms being tested are liposomal sprays, transdermal patches, liquid drops, quick dissolve tablets and quick dissolve strips, among others, creating 3-7 products in the Prehistin line. BioGentec is also developing clinical trial protocols to gain supplemental indications for this drug, such as sinusitis, allergic asthma and pediatric cases of each, once FDA approval is secured for Prehistin as a treatment for allergic rhinitis. BioGentec is planning to launch one-two new products per year, either from its strong development pipeline or through acquisition or licensing of (late stage development) products.

Prior to Prehistin's United States launch, BioGentec plans to distribute this product in various countries throughout the world, as a supplement, nutritional food, etc., depending on the regulatory criteria and process within each country. Early signs show the potential ability to drive revenue from other countries to be strong, while growing dramatically once the United States FDA approves the drug as a treatment for allergies. Internationally, BioGentec is in discussions with companies in Japan, Asia, Mexico and the UK, to operate as partners in working Prehistin through their regulatory processes and launching it to a broad network of retailers and physicians. However, BioGentec has not yet entered into written agreements with such parties. BioGentec is evaluating a variety of marketing, manufacturing and distribution scenarios to determine the most effective and efficient channels to facilitate the product's worldwide growth.

BioGentec's marketing team will launch the marketing campaign directly to retail chains and work collaboratively with the retailers via co-marketing, co-branding and in store promotions that will build brand awareness and assist in educating the consumer. BioGentec believes that its product works very differently from what consumers have learned to expect from any other products in the category, making it critical that consumer education be woven in to all aspects of the marketing program.

Internationally, BioGentec is in preliminary negotiations with companies in Japan, Mexico and the UK, to launch Prehistin in late 2003. To facilitate a full global launch, BioGentec is evaluating a variety of marketing, manufacturing and distribution partners to determine the most effective and efficient channels in the international marketplace.

          (g) MANUFACTURING. BioGentec is currently attempting to identify a manufacturer to produce the Phase III trial medications as well as the first runs of the retail version of the product. The domestic manufacturer selected must be FDA approved and able to accommodate the anticipated demand, once the information is broadcast publicly. In addition, BioGentec is considering various manufacturers around the world to accommodate demand and/or meet critical regulatory requirements to distribute this product within a given country. The partners being considered will play an important role in selecting International manufacturers.

          (h) FDA APPROVAL. The United States is a world leader in the discovery and development of new medicines. Government regulation in the United States is a significant factor in the production and marketing of new drugs. The FDA must approve all new over-the-counter and prescription drugs, which includes any new use for a substance even if previously used safely for a different purpose. In the U.S., companies are subject to rigorous requirements in order to engage in the human clinical testing that must be conducted to gain approval for a drug. To begin clinical testing, a company must comply with mandatory procedures and safety standards established by the FDA and apply to the FDA for consent. The application requires a summary of previous work carried out on drug characterization, toxicity and safety; as well as an in-depth description of the proposed clinical trials, which occur in following three phases:

    o Phase I trials are designed to measure the early safety profile and the pattern of drug distribution and metabolism.
    o Phase II trials are aimed at determining preliminary efficacy and optimal dosage, and to expand the evidence regarding safety.
    o Phase III trials are conducted to provide enough data for statistical evaluation of efficacy and safety.

Cyanocobalamin, Prehistin's primary active ingredient, has been extensively studied and has an excellent safety record. Cyanocobalamin has no upper dosage limit, has no known side effects and has no known negative drug interactions.

Phase III clinical studies on Prehistin are planned by BioGentec for Spring in 2004. Protocols for Phase III trials are currently being finalized and the studies are anticipated to begin during March 2004.

         (i) THE CLINICAL RESEARCH. In patients with allergies (allergic rhinitis), results from placebo-controlled studies yielded the following:

    o Reductions in nasal symptoms (sneezing, runny nose and nasal congestion);
    o    Reductions in the use of antihistamines; and
    o    Reductions in serum immunoglobulin E (IgE).

The science behind Prehistin is extensive. Starting in the early 1950's, Dr. Theodoro Peraita began investigations into the ability of cobalamin injections to reduce symptoms associated with allergies and asthma. For decades thereafter, Dr. Peraita successfully treated many thousands of allergy patients. Research throughout the latter half of the century in the U.S., Japan, Europe and Latin America has replicated Dr. Peraita's results. The plan to commercialize this technology began in earnest during 1989 and was led by Hepburn Armstrong, the CEO of Broncorp, Inc. Mr. Armstrong engaged leading American immunologists and allergists as investigative physicians in clinical studies. Each of the following studies was sponsored by Broncorp, Inc., the company from which BioGentec has secured exclusive rights to the patents and research.

In each study from 1990 to 1996, subjects with demonstrated allergic rhinitis were administered 15 mcg cyanocobalamin IM twice daily for 15 consecutive days. Small, unblinded pilot studies in the early 1990's showed decreases in total serum IgE (a mediator of allergic disease) accompanied by clinical improvement of nasal symptoms. Most significant was a double blind, placebo-controlled (inactive dummy medication) study lead by Richard O'Connor, M.D., UCSD Professor, and Board Certified in Allergy/Immunology and colleagues in San Diego, California. Eleven subjects received cyanocobalamin, 11 placebos. Serum was obtained for total serum IgE levels just prior to receiving the medication, at 15 days, and at 30 days. The total mean serum IgE decreased significantly (283 to 238) in the treated group, while the placebo group showed an insignificant increase.

In 1992, O'Connor and company officials presented the research data to the FDA Lyndon E. Mansfield, Board Certified in Allergy/Immunology and in Laboratory Immunology in El Paso, Texas, reported a placebo-controlled, double blind study that evaluated 129 subjects with allergic rhinitis during the 1992 allergy season. Sixty-two subjects were administered cyanocobalamin, and 67 placebos. The subjects were allowed unrestricted medication use, but permitted only maintenance doses of immunotherapy. Total serum IgE was measured pre-therapy at Day 0, and post-therapy at Day 30. Subjects self-rated their nasal symptoms, once daily, for 30 days, in a 24-hour reflective diary. A t-Test showed a statistically significant change in mean total serum IgE levels (p=0.0379) for the treated group at Day 30 compared to Day 0 while the placebo group did not (p=0.1268). Total nasal symptom scores favored the B12 therapy, with a significant decrease at Week 3 (p=0.02). As a follow-up to the El Paso study, patients recorded their symptoms approximately one year later (without any further cyanocobalamin in the interim). The results showed that the active group had reductions in nasal symptoms at year one compared to the placebo group.

In 1995 Broncorp, Inc. sponsored a study in Oregon, Washington and Idaho with a protocol much like the study in El Paso, Texas. In 1996 Mansfield and company officials presented the results to the FDA. In attendance at this pre-New Drug Application (pre-NDA) meeting were Pulmonary Division Director Dr. John Jenkins and 14 other officials from his division. The study evaluated 80 active subjects and 85 placebos. Dr. Mansfield noted that although there was a drop in pollen counts in Washington and Idaho, which skewed the results, the Oregon pollen counts remained high throughout the study and that the Oregon data showed a significant difference between active and placebo groups for nasal symptoms and reductions in antihistamine use. Additionally, reductions in symptom lasted for months after the patients completed the regimen.

A 1998 study showed that an easily dissolved, patient-friendly lozenge could deliver a bio-equivalent amount of cyanocobalamin to the bloodstream as that of an injection. In 1998 a double blind, placebo controlled study using cyanocobalamin delivered by a lozenge showed results generally replicating the findings of the IM studies, with reductions in sneezing, runny nose and nasal congestion that were documented to persist weeks after the patients finished taking the cyanocobalamin lozenges.

During 2000, in studies involving allergic mice, the serum concentrations of biochemical involved in the allergic response were significantly lower in the cobalamin-administered groups than in control mice. These lowered biochemical included histamine, IgE, interleukin-2 (IL-2) and IL-4. (Funada U, et al. Effect of cobalamin on the allergic response in mice. Bioscience, Biotechnology and Biochemistry. 64 (10): p-2058 October 2000).

In 2001, in a series of studies in mice raised on a cobalamin deficient diet a number of immune abnormalities appeared. In cobalamin-deficient mice, serum IgE content was significantly higher than in control mice. The number of cells that cause the allergic response to those that suppress the response (CD4+ to CD8-cell ratio) was increased in cobalamin-deficient mice, making them hypersensitive. (Funada U, et al. International J for Vit and Nutrition Research. 71 (1): p 60-65 January 2001).

     (j) FUTURE PRODUCTS. In addition to Prehistin, BioGentec plans on developing and marketing additional related products. The products are in various stages of development and hopefully will provide a continuous stream of corporate growth for the next several years. BioGentec believes that as revenues and profits increase, the research and development expense percentage will remain constant, hopefully enabling BioGentec to capture opportunities to acquire products, technology and/or companies that assimilate in to the overall corporate strategy. BioGentec's current product development pipeline includes:

O PREHISTIN PRODUCT LINE EXTENSION: BioGentec has additional products in development using the Prehistin technology. BioGentec anticipates niche extension products through supplemental indications (for children, seniors, allergic asthma sufferers, animals and others) and additional patented delivery mechanisms (such as a patch, liposome spray and others). BioGentec hopes that as it increases its brand recognition in the consumer marketplace, expanding the product line will increase revenues.
o HORMONE REPLACEMENT: BioGentec is currently researching three plant-based estrogens that will bond at the estrogen receptor sites, but will not have the free radical load created by equine based estrogens used in most formulations currently on the market. BioGentec has also identified a plant based source of progesterone, which can be used in many formulations.
o CHOLESTEROLEMIC PRODUCTS: Current, new cholesterolemic drug products using red yeast rice are normally created by adding short chain chemically derived groupings to the basic molecular structure. The problem is that this new compound increases the half-life of the drug up to 20 hours, which takes ten times longer to clear the liver pathways. BioGentec is working on formulating red yeast rice with microcirculatory compounds to reduce the half-life to two hours, making the product much more quickly absorbed and much easier on the liver.
o PINPOINT DETOXIFICATION: BioGentec is researching the combination of this compound with specific formulations meant to target different areas of the body for detoxification purposes. With the ability to span the bi-layer of the cell and by working at the cellular level with the mitochondria of the cell, the smooth endoplasmic reticulum, and the peroxisomes, BioGentec has been able to clear the cell itself, creating new opportunities to target specific organs such as the liver, kidneys, and intestines.
o SUPER ANTIOXIDANT PRODUCTS: In keeping with products involving the immune system, BioGentec is currently investigating a new antioxidant compound that boosts immune function. Because of its hydrophobic/hydrophilic bonding capability, this compound has the ability to cross the blood-brain barrier, the blood-spinal fluid barrier, and even the blood-retinal barrier. Studies have shown this compound to be stronger than other antioxidants such as a-Tocopherol, b-Carotene, and Lycopene.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Concurrent with the Closing of the Merger, Ms. Bauer and Ms. Messick resigned their positions as our officers and as members of our board of directors. They did not resign because of any disagreement with our operations, policies or practices. As their last act, Ms. Bauer and Ms. Messick appointed Chaslov Radovich as our sole officer and director. Copies of Ms. Bauer's and Ms. Messick's resignations are attached hereto as Exhibit 17.1 and 17.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS




                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                       YEARS ENDED MARCH 31, 2003 AND 2002
                      AND THE PERIOD FROM NOVEMBER 21, 2000
                          (INCEPTION) TO MARCH 31, 2003








                                    CONTENTS

                                                                         Page
                                                                         ----
Independent Auditors' Report                                              14

Financial Statements:
  Balance Sheets                                                          15
  Statements of Operations                                                16
  Statement of Stockholders' Equity (Deficit)                           17-19
  Statements of Cash Flows                                              20-24
  Notes to Financial Statements                                         25-50

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
BioGentec, Inc.
Irvine, California

We have audited the accompanying balance sheets of BioGentec, Inc. (A Development Stage Company) as of March 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the period from November 21, 2000 (inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioGentec, Inc. as of March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and the period from November 21, 2000 (inception) to March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has losses from operations, has not generated significant revenue, and has a working capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
May 23, 2003

                               BIOGENTEC, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                               BALANCE SHEETS

                                   ASSETS
                                                                                 March 31,
                                                                  -----------------------------------------
                                                                        2003                   2002
                                                                  ------------------    -------------------
Current assets:
    Cash and cash equivalents                                     $           2,290     $            7,097
    Restricted cash                                                         100,000                      -
    Prepaid expenses and other current assets                                 3,486                 27,900
    Inventory                                                                 6,000                    250
                                                                  ------------------    -------------------

           Total current assets                                             111,776                 35,247

Property and equipment, net of accumulated
  depreciation of $28,696 and $14,886, respectively                          57,425                 67,735

Website development costs, net of accumulated
  amortization of $15,500 and $6,500, respectively                           14,900                 23,150

Patents, net of accumulated amortization of $-0-                          3,850,000              2,246,005

Deposit                                                                      40,000                      -
                                                                  ------------------    -------------------

                                                                  $       4,074,101     $        2,372,137
                                                                  ==================    ===================

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable and accrued expenses                         $         357,074     $          102,261
    Contract payable - current                                                    -              2,259,533
    Due to related parties                                                  298,162                271,254
                                                                  ------------------    -------------------

           Total current liabilities                                        655,236              2,633,048
                                                                  ------------------    -------------------

Commitments and contingencies                                                     -                      -

Stockholders' equity (deficit):
    Common stock, $.001 par value; 25,000,000 shares
      authorized; 19,732,708 and 16,965,708 shares
      issued and outstanding, respectively                                   19,733                 16,966
    Additional paid-in capital                                            6,906,045              1,005,492
    Deferred compensation                                                  (196,000)               (60,108)
    Deficit accumulated during the development stage                     (3,310,913)            (1,223,261)
                                                                  ------------------    -------------------

           Total stockholders' equity (deficit)                           3,418,865              (260,911)
                                                                  ------------------    -------------------

                                                                  $       4,074,101     $        2,372,137
                                                                  ==================    ===================




The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS




                                                                                       Cumulative from
                                                  Year ended March 31,               November 21, 2000
                                        -----------------------------------------        (inception)
                                               2003                  2002             to March 31, 2003
                                        -------------------   -------------------   -------------------

Net sales                               $              447    $                 -   $              447

Cost of sales                                       10,440                 2,150                16,440
                                        -------------------   -------------------   -------------------

Gross loss                                          (9,993)               (2,150)              (15,993)
                                        -------------------   -------------------   -------------------

Operating expenses:
     Professional fees                             852,902               325,495             1,214,837
     Salary and wages                              530,486               323,575               912,311
     Rent expense                                  112,106                33,784               157,579
     Marketing and promotion                       171,974                 9,866               181,840
     Depreciation and amortization                  22,810                19,365                44,196
     Other operating expenses                      291,131               183,490               505,084
                                        -------------------   -------------------   -------------------

            Total operating expenses             1,981,409               895,575             3,015,847
                                        -------------------   -------------------   -------------------

Loss from operations                            (1,991,402)             (897,725)           (3,031,840)

Interest expense                                   (96,250)             (130,672)             (279,073)
                                        -------------------   -------------------   -------------------

Loss before provision for income taxes          (2,087,652)           (1,028,397)           (3,310,913)
                                        -------------------   -------------------   -------------------

Provision for income taxes                               -                     -                     -
                                        -------------------   -------------------   -------------------

Net loss                                $       (2,087,652)   $       (1,028,397)   $       (3,310,913)
                                        ===================   ===================   ===================

Loss per common share -
  basic and diluted                     $            (0.12)   $            (0.06)   $            (0.19)
                                        ===================   ===================   ===================

Number of weighted average shares -
  basic and diluted                             17,747,111            16,743,619            17,105,232
                                        ===================   ===================   ===================



The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                             Deficit
                                                                                                           accumulated     Total
                                                                Common stock      Additional               during the  stockholders'
                                                          -----------------------   paid-in    Deferred    development    equity
                                                           Shares      Amount       capital  compensation    stage       (deficit)
                                                          ----------- ----------- ---------- ------------ ------------ ------------
Balance at inception (November 21, 2000)                           -         $ -  $       -  $         -           $ -  $         -
Issuance of founder's shares in exchange
  for property and equipment                              16,300,000      16,300          -            -             -       16,300
Issuance of common stock for cash - November 2000 @ $1.00     30,000          30     29,970            -             -       30,000
Issuance of common stock for cash - December 2000 @ $1.00     15,000          15     14,985            -             -       15,000
Issuance of common stock for cash - February 2001 @ $1.00     12,000          12     11,988            -             -       12,000
Issuance of common stock for cash - March 2001 @ $1.00       125,000         125    124,875            -             -      125,000
Issuance of common stock for services - March 2001 @ $1.00    10,000          10      9,990            -             -       10,000
Contributed capital (see Notes 5 and 10)                           -           -     62,681            -             -       62,681
Net loss for the period from inception
  (November 21, 2000) to March 31, 2001                            -           -          -            -      (194,864)    (194,864)
                                                          ----------- ----------- ---------- ------------  ------------ ------------

Balance at March 31, 2001                                 16,492,000      16,492    254,489            -      (194,864)      76,117

Issuance of common stock for cash - April 2001 @ $1.00        10,000          10      9,990            -             -       10,000
Issuance of common stock for telephone equipment -
  April 2001 @ $1.00                                           6,750           7      6,743            -             -        6,750
Issuance of common stock for cash - May 2001 @ $1.00          11,000          11     10,989            -             -       11,000
Issuance of common stock for website development -
  May 2001 @ $1.00                                            17,000          17     16,983            -             -       17,000
Issuance of common stock for legal services -
  May 2001 @ $1.00                                             1,000           1        999            -             -        1,000
Issuance of common stock for cash - June 2001 @ $1.00         23,500          24     23,476            -             -       23,500
Issuance of common stock for cash - July 2001 @ $1.00         20,000          20     19,980            -             -       20,000
Issuance of common stock for cash - August 2001 @ $1.00       25,000          25     24,975            -             -       25,000




The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                                            Deficit
                                                                                                           accumulated     Total
                                                                Common stock      Additional               during the  stockholders'
                                                          -----------------------   paid-in    Deferred    development    equity
                                                            Shares     Amount       capital  compensation    stage       (deficit)
                                                          ----------- ----------- ---------- ------------ ------------ ------------
Issuance of common stock for services, related party -
  September 2001 @ $1.00                                       65,858         66      65,792            -            -       65,858
Issuance of common stock for cash - September 2001 @ $1.00     15,000         15      14,985            -            -       15,000
Issuance of common stock for services - September
2001 @ $1.00                                                   11,000         11      10,989            -            -       11,000
Issuance of stock options for services - September 2001             -          -      32,000            -            -       32,000
Issuance of common stock for cash - October 2001 @ $1.00        5,000          5       4,995            -            -        5,000
Issuance of common stock for cash - December 2001 @ $1.00      30,000         30      29,970            -            -       30,000
Issuance of common stock for services -
  December 31, 2001 @ $1.00                                    33,000         33      32,967            -            -       33,000
Issuance of common stock for services, related party -
  December 2001 @ $1.00                                       117,500        118     117,382            -            -      117,500
Issuance of common stock for prepaid advertising -
  December 2001 @ $1.00                                        15,600         15      15,585            -            -       15,600
Issuance of common stock for property and equipment -
  January 2002 @ $3.00                                          1,000          1       2,999            -            -        3,000
Issuance of common stock for services, related party -
  January 2002 @ $1.00                                         33,000         33      32,967            -            -       33,000
Issuance of common stock for cash - February 2002 @ $2.00      20,000         20      39,980            -            -       40,000
Issuance of common stock for cash - March 2002 @ $2.00         12,500         12      24,988            -            -       25,000
Contributed capital (see Notes 5 and 10)                            -          -     211,269            -            -      211,269
Deferred compensation                                               -          -           -      (60,108)           -      (60,108)
Net loss                                                            -          -           -            -   (1,028,397)  (1,028,397)
                                                          ----------- ----------- ---------- ------------ ------------ ------------
Balance at March 31, 2002                                  16,965,708     16,966   1,005,492      (60,108)  (1,223,261)    (260,911)

Issuance of common stock for services - April 2002 @ $2.00      3,000          3       5,997            -            -        6,000
Issuance of common stock for cash - April 2002 @ $1.00         10,000         10       9,990            -            -       10,000
Issuance of common stock for cash - April 2002 @ $2.00         17,500         17      34,983            -            -       35,000
Issuance of common stock for cash - May 2002 @ $1.00           10,000         10       9,990            -            -       10,000
Issuance of common stock for cash - May 2002 @ $2.00           16,000         16      31,984            -            -       32,000




The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                                            Deficit
                                                                                                           accumulated     Total
                                                                Common stock      Additional               during the  stockholders'
                                                          -----------------------   paid-in    Deferred    development    equity
                                                            Shares     Amount       capital  compensation    stage       (deficit)
                                                          ----------- ----------- ---------- ------------ ------------ ------------

Issuance of stock options for services - May 2002                  -           -     350,000            -            -      350,000
Contributed capital - bonus expense (see Note 10)                  -           -      50,000            -            -       50,000
Issuance of common stock for cash - June 2002 @ $1.00          5,000           5       4,995            -            -        5,000
Issuance of common stock for cash - June 2002 @ $2.00          5,000           5       9,995            -            -       10,000
Issuance of common stock for cash - July 2002 @ $1.00          5,000           5       4,995            -            -        5,000
Issuance of common stock for cash - August 2002 @ $2.00       10,000          10      19,990            -            -       20,000
Issuance of common stock for cash - September 2002 @ $2.00    10,000          10      19,990            -            -       20,000
Issuance of stock options below fair market value -
  November 2002                                                    -           -     250,000     (250,000)           -            -
Issuance of common stock for conversion of note -
  December 2002 @ $2.00                                       50,000          50      99,950            -            -      100,000
Issuance of common stock for cash - December 2002 @ $2.00     20,000          20      39,980            -            -       40,000
Issuance of common stock for services - December 2002
  @ $2.00                                                     15,000          15      29,985            -            -       30,000
Issuance of common stock for patents - December 2002
  @ $2.00                                                  2,000,000       2,000   3,998,000            -            -    4,000,000
Contributed capital (see Notes 5 and 10)                           -           -     292,718            -            -      292,718
Issuance of common stock for exercise of options -
  December 2002                                              574,000         574     574,028            -            -      574,602
Deferred compensation                                              -           -           -       60,108            -       60,108
Contributed capital (see Notes 5 and 10)                           -           -       5,000                                  5,000
Issuance of stock options for services - January 2003              -           -      25,000            -            -       25,000
Issuance of common stock for cash - February 2003 @$2.00      11,500          12      22,988            -            -       23,000
Issuance of common stock for cash - March 2003 @$2.00          5,000           5       9,995            -            -       10,000
Deferred compensation                                              -           -           -       54,000            -       54,000
Net loss                                                           -           -           -            -   (2,087,652)  (2,087,652)
                                                          -----------  ---------- -----------  ----------- ------------ ------------

Balance at March 31, 2003                                 19,732,708    $ 19,733  $6,906,045   $ (196,000) $(3,310,913) $ 3,418,865
                                                          ===========  ========== ===========  =========== ============ ============






The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS



                                                                                                     Cumulative from
                                                                 Year ended March 31,               November 21, 2000
                                                        ---------------------------------------        (inception)
                                                              2003                 2002              to March 31, 2003
                                                        ------------------   ------------------    -------------------
Cash flows used for operating activities:
    Net loss                                             $    (2,087,652)     $    (1,028,397)      $     (3,310,913)

  Adjustments to reconcile net loss to
    net cash used for operating activities:
      Depreciation and amortization                               22,810               19,365                 44,196
      Issuance of common stock for services                       36,000              261,358                307,358
      Exercise of stock options for services                      26,960                   -                  26,960
      Issuance of stock options for services                     375,000               32,000                407,000
      Capital contribution - bonus
        (related party)                                           50,000                   -                  50,000
      Amortization of prepaid advertising                         11,700                3,900                 15,600
      Deferred compensation                                      114,108              (60,108)                54,000
      Beneficial conversion feature expense                       50,000                   -                  50,000
      Amortization of discount                                    93,089              128,111                273,628
      Impairment expense                                          55,832                   -                  55,832

  Changes in assets and liabilities:
    (Increase) decrease in assets:
      Prepaid expenses and other
      current assets                                              12,714              (16,200)                (3,486)
      Inventory                                                   (5,750)               2,150                    250

  Increase in liabilities:
      Accounts payable and accrued                               254,813               61,761                357,074
        expenses
      Due to related parties                                     373,943              215,494                645,687
                                                        ------------------   ------------------    -------------------

          Net cash used for operating activities                (616,433)            (380,566)            (1,026,814)
                                                        ------------------   ------------------    -------------------



The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                               Cumulative from
                                                               Year ended March 31,           November 21, 2000
                                                        -----------------------------------      (inception)
                                                            2003                2002          to March 31, 2003
                                                        ---------------   -----------------  -------------------

Cash flows used for investing activities:
  Purchase of property and equipment                            (3,499)            (19,571)             (60,070)
  Increase in patent costs                                      (1,450)            (23,261)             (24,711)
  Increase in restricted cash                                 (100,000)                  -             (100,000)
  Increase in deposit                                          (40,000)                                 (40,000)
  Increase in website development costs                           (750)             (1,040)             (13,890)
                                                        ---------------   -----------------  -------------------

          Net cash used for investing activities              (145,699)            (43,872)            (238,671)
                                                        ---------------   -----------------  -------------------

Cash flows provided by (used for)
 financing activities:
  Payment on contract                                          (11,000)            (75,000)            (161,000)
  Proceeds from advances - related party                       255,607              50,000              305,607
  Sale of common stock                                         220,000             204,500              606,500
  Contributed capital                                          297,718             211,269              571,668
  Payments on advances - related party                          (5,000)            (50,000)             (55,000)
                                                        ---------------   -----------------  -------------------

          Net cash provided by financing activities            757,325             340,769            1,267,775
                                                        ---------------   -----------------  -------------------

Net increase (decrease) in cash and
  and cash equivalents                                          (4,807)            (83,669)               2,290
Cash and cash equivalents,
  beginning of period                                            7,097              90,766                    -
                                                        ---------------   -----------------  -------------------

Cash and cash equivalents, end of period                $        2,290    $          7,097   $            2,290
                                                        ---------------   -----------------  -------------------

Cash paid during the year for:
    Interest expense                                    $            -    $              -   $                -
                                                        ---------------   -----------------  -------------------
    Income taxes                                        $            -    $              -   $                -
                                                        ---------------   -----------------  -------------------




The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)




NON-CASH INVESTING AND FINANCING ACTIVITY:

For the Period from November 21, 2000 (Inception) to March 31, 2001
-------------------------------------------------------------------

    The Company issued 16,300,000 shares of its common stock at par, as founder's shares, for property and equipment, totaling $16,300, upon formation of the Company.

    The Company issued a note payable as consideration for the purchase of patents and inventory valued at $2,222,744 and $6,250, respectively. The Company recorded a $1,701,006 discount on note payable relating to the issuance of the note. Amortization of the discount resulted in the Company recording $52,428 of interest expense.

    The Company issued 10,000 shares of its common stock for consulting services totaling $10,000, which represented the fair market value on the date of issuance.

    During the period from November 21, 2000 (inception) to March 31, 2001, R&R, a shareholder of the Company, advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $62,681. The Company has recorded these transactions as a contribution to capital as of March 31, 2001.

For the Year Ended March 31, 2002
---------------------------------

    The Company issued 6,750 shares of its common stock valued at $6,750 for telephone equipment, which represented the fair market value on the date of issuance.

    The Company issued 17,000 shares of its common stock valued at $17,000 for website development costs, which represented the fair market value on the date of issuance.

    The Company issued 45,000 shares of its common stock valued at $45,000 for legal and consulting services provided, which represented the fair market value on the date of issuance.

    The Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 as consideration for past and future consulting services provided by a related party, which represented the fair market value on the date of issuance. This resulted in the Company recording $60,108 of deferred compensation as of March 31, 2002.

    The Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense, which represents the fair market value on the date of issuance. As of March 31, 2002, $3,900 of the prepaid advertising had been expensed.

    The Company recorded interest expense totaling $128,111 relating to the discount on note payable.

    During January 2002, the Company issued 1,000 shares of its common stock for property and equipment with a fair value of $3,000.


   The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


NON-CASH INVESTING AND FINANCING ACTIVITY, CONTINUED:

For the Year Ended March 31, 2002, Continued
--------------------------------------------

    The Company issued 64,000 options to officers of the Company, to purchase its common stock at $0.50 per share for services rendered totaling $32,000. The Company's common stock had a fair market value of $1.00 per share on the date of issuance.

    During the year ended March 31, 2002, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $211,269. The Company has recorded these transactions as a contribution to capital as of March 31, 2002.

For the Year ended March 31, 2003
---------------------------------

    As of March 31, 2003, the Company has fully amortized the remaining balance of deferred compensation in the amount of $60,108 resulting from the issuance of common shares for future consulting services.

    The Company issued 18,000 shares of its common stock valued at $36,000 for consulting services provided, which represented the fair market value on the date of issuance.

    During the year ended March 31, 2003, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $297,718. The Company has recorded these transactions as a contribution to capital as of March 31, 2002.

    On May 5, 2002, a related party transferred 25,000 shares of the Company's common stock valued at $50,000 to an employee of the Company as a bonus. The fair market value on the date of issuance was $2.00 per share. The Company has recorded this transaction as a contribution to capital and salary expense as of March 31, 2003.

    During September 2002, a shareholder loaned the Company $50,000, which was convertible into 50,000 shares of the Company's common stock. The fair market value of the common stock was $2.00 per share; therefore, the Company recorded a $50,000 expense relating to this note. Subsequently, on December 31, 2002, the note holder converted the $50,000 promissory note into 50,000 shares of the Company's common stock.

    During May 2002, the Company granted stock options to three consultants to purchase a total of 300,000 shares at an exercise price of $1.00 per share. The options vest immediately on the execution date of the consulting agreement. At the date of the grant, the fair value of the common stock was $2.00 per share. The Company valued these options under the Black-Scholes model with a total valuation of approximately $350,000, which was included in the statements of operations for the year ended March 31, 2003.

    During the year ended March 31, 2002, the Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense. The Company recognized $11,700 of advertising expense relating to the issuance during the year ended March 31, 2003.


   The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)





NON-CASH FINANCING ACTIVITY, CONTINUED:

    For the Year ended March 31, 2003, Continued
    --------------------------------------------

    The Company recorded interest expense totaling $93,089 relating to the discount on a note payable.

    Three employees exercised 574,000 stock options as consideration for the forgiveness of $574,602 of accrued salaries to these three employees.

    On December 19, 2002, the Company issued 2,000,000 shares of its common stock valued at $4,000,000 in lieu of payment in full under the contract payable totaling $2,341,622.

    On November 5, 2002, the Company entered into an employee agreement with its new Chief Operating Officer ("COO"). The COO received 500,000 options to purchase 500,000 shares of the Company's common stock an exercise price totaling the lesser of $2.00 per share or 75% of the fair market value of the Company's common stock on date of grant. As of November 5, 2002, the fair market value of the Company's common stock was $2.00 per share; therefore, the exercise price of the stock options issued was $1.50 per option. The Company recognized deferred compensation relating to these options and is amortizing the expense over the vesting period (See note 5e). During the year ended March 31, 2003, the Company recognized $54,000 of expense relating to these options.

    On December 27, 2002, the Company entered into an employee agreement with its Chief Financial Officer ("CFO") on a part-time basis. This agreement became effective on January 2, 2003. The CFO was granted 25,000 fully vested options to purchase 25,000 shares of the Company's common stock with an exercise price of $1.00 per share during January 2003. The fair market value of the common stock was $2.00 per share; therefore, during January 2003, the Company recognized $25,000 of compensation expense upon issuance.




  The accompanying notes are an integral part of these financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION:

                  BioGentec, Inc. (the "Company") is currently a development stage enterprise under the provisions of Statement of tFinancial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on November 21, 2000 as St. Petka, Inc. On May 4, 2001, the Company formally changed its name to BioGentec, Inc. The Company presently has its corporate headquarters located in Irvine, California.

         LINE OF BUSINESS:

                  The Company is a biotechnology company that has purchased the intellectual property rights (including related patents) to market Immun-Eeze, a dietary supplement, which is a natural alternative to over-the-counter and prescription medications. Immun-Eeze is effective in alleviating allergies and their accompanying symptoms. Immun-Eeze has been reformulated (the reformulation is included in the patent) and will be marketed under the name Prehistin, previously "Allertin".

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS:

                  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         CONCENTRATION OF CREDIT RISK:

                  The Company places its cash in what it believes to be credit worthy financial institutions and, at times, these deposits may exceed the FDIC $100,000 insurance limit. The Company has not experienced any losses in such accounts.

         INVENTORY:

                  Inventory, consisting primarily of sample products used for marketing purposes, is carried at the lower of cost or market utilizing the first-in, first-out method.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         PROPERTY AND EQUIPMENT:

                  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives, currently five years over the various classes of assets. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

         WEBSITE DEVELOPMENT COSTS:

                  Website development costs are for the development of the Company's Internet website. These costs have been capitalized when acquired and installed, and will be amortized over three years once placed in service. The Company accounts for these costs in accordance with EITF 00-2, "Accounting for Website Development Costs," which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. Amortization expense totaled $9,000, $6,500, and $15,500, respectively, for the years ended March 31, 2003 and 2002 and the period from November 21, 2000 (inception) to March 31, 2003.

         PATENT COSTS:

                  Patent costs are carried at cost less accumulated amortization, which is calculated on a straight-line basis, over the estimated economic life of the patent (see Note 3). Amortization will begin upon the rollout of the Company's Immun-Eeze products. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets (including patent costs) for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of March 31, 2003, the Company recognized an impairment loss on the patent costs totaling $55,832 based on the management's assessment and an independent valuation (see note 3).

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         LONG-LIVED ASSETS:

                  In accordance with SFAS Nos. 142 and 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where as SFAS 144 relates to assets that can be amortized and the life determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

         INCOME TAXES:

                  Income taxes are provided for based on the asset and liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         REVENUE RECOGNITION:

                  The Company will recognize revenue from product sales when shipment of product to the customer has been made, which is when title passes. The Company will estimate and record provisions for rebates, sales returns and allowances in the period the sale is recorded. Shipping and handling charges are included in gross sales, with the related costs included in selling, general and administrative expenses. For the years ended March 31, 2003 and 2002, the Company had not generated any significant sales.

         ADVERTISING COSTS:

                  Advertising costs are expensed as incurred and included in operating expenses. For the years ended March 31, 2003 and 2002 and for the period from November 21, 2000 (inception) to March 31, 2003, advertising costs were $171,974, $9,866, and $181,840, respectively.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RESEARCH AND DEVELOPMENT COSTS:

                  The Company incurs costs in the research and development of a dietary supplement, Alleratin. All costs relating to phases I and II clinical trials were incurred before acquisition of the patents. Phase III and other research and development costs are charged to expense as incurred. For the years ended March 31, 2003 and 2002 and the period form November 21, 2000 (inception) to March 31, 2003, the Company incurred $18,412, $6,470, and $24,882, respectively, in research and development expenses.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                  The Company's financial instruments consist of cash and cash equivalents, restricted cash, prepaid expenses and other current assets, inventory, accounts payable and accrued expenses, and due to related parties. The carrying amounts of these assets and liabilities approximate their fair value due to the highly liquid nature of these short-term instruments.

         STOCK-BASED COMPENSATION:

                  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees or non-employee directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

         PROFORMA EARNINGS:

                  The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. Since the Company has granted all its stock options at an exercise price equal to or above the quoted market on the date measurement date, no compensation expense related to grants of stock options to employees has been recorded.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         PROFORMA EARNINGS, CONTINUED:

                  Had the Company chosen the fair value method of accounting for transactions involving stock option issuance to employees pursuant to SFAS No. 123, the Company would have recorded an additional $11,000 and $67,097 in compensation costs for the years ended March 31, 2003 and 2002, respectively, as presented by the proforma earnings statement, as follows.

                                                                                     March 31,
                                                                     ------------------------------------------
                                                                             2003                  2002
                                                                     -------------------   --------------------
                  Net loss:
                      As reported                                    $       (2,087,652)   $        (1,028,397)
                      Compensation recognized under APB 25                       79,000                 32,000
                      Compensation recognized under SFAS 123                    (90,000)               (99,097)
                                                                     ------------------    -------------------

                      Proforma net loss                              $       (2,098,652)   $        (1,095,494)
                                                                     ===================   ====================

                  Net loss per common share - basic and diluted:
                      As reported                                    $          (0.12)     $             (0.06)
                                                                     =================     ====================
                      Proforma                                       $          (0.12)     $             (0.07)
                                                                     =================     ====================

                  For the years ended March 2003 and 2002, the Black-Scholes option-pricing model with a risk-free interest rate of ranging from 4.0% to 5.6%, a volatility of -0-%, zero dividend yield and an expected life of ranging from one to two-and-a-half years for the options was used to determine the fair value of options rendered. The weighted average fair value of the options issued during the year was $0.10.

         BASIC AND DILUTED LOSS PER SHARE:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. As of March 31, 2003 and 2002, the Company has approximately 1,150,000 and 974,000 common stock equivalents, respectively.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         COMPREHENSIVE INCOME:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended March 31, 2003 and 2002 and the period from November 21, 2000 (inception), the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

         RECENT ACCOUNTING PRONOUNCEMENTS:

                  In April 2002, the FASB issued Statement No. 145, "Rescission of SFAS Statements No. 4, 44, and 64, Amendment of SFAS Statement No. 13, and Technical Corrections," to update, clarify, and simplify existing accounting pronouncements. SFAS Statement No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS Statement No. 64, which amended SFAS Statement No. 4, was rescinded because it was no longer necessary. The adoption of this statement was implemented by the Company as of April 1, 2002 and did not have a material effect on the Company's financial statements.

                  In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for cost associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FASB No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the Company's financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                  In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

                  The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The Company's does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The Company's does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.


(2)      GOING CONCERN:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of March 31, 2003 and 2002, the Company has not generated significant revenue, has a working capital deficit of $543,460 and $2,597,801, respectively, and has incurred substantial losses for the years ended March 31, 2003 and 2002 totaling $2,087,652 and $1,028,397.

         The Company is currently attempting to raise additional debt and equity financing for operating purposes.

         During the year ended March 31, 2003, the Company restructured the minimum royalty obligation due to Gene Pharmaceuticals, LLC (see Notes 3 and 7). As of March 31, 2003, the Company no longer had a minimum royalty obligation due and had issued 2,000,000 shares of its common stock valued at a fair market value of $4,000,000 as consideration for the contract payable totaling $2,341,622.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(2)      GOING CONCERN, CONTINUED:

         The Company requires substantial capital to pursue its operating strategy, which includes commercialization of Prehistin, and currently has limited cash for operations. Until the Company can obtain revenues sufficient to fund working capital needs and additional research and development costs necessary to obtain the regulatory approvals for commercialization, the Company will be dependent upon external sources of financing.

         During December 2002, the Company entered into negotiations to acquire an entity publicly traded over the Bulletin Board Market to reverse merge with, which would help facilitate the raising of additional equity financing. During April 2003, a definitive agreement has been signed between the Company and the public company. The Company anticipates closing this transaction and filing a merger agreement with the State of Delaware in July 2003.

         There can be no assurances that sufficient financing will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which could have an adverse effect on the Company's financial condition and results of operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.


(3)      ACQUISITION OF CERTAIN ASSETS:

         On November 22, 2000, the Company entered into an asset purchase agreement to acquire certain tangible and intangible assets from Gene Pharmaceuticals, LLC, formerly known as Allergy Limited, LLC ("GP LLC"), an unrelated company. As consideration, the Company agreed to pay a $150,000 down payment, as well as royalty payments calculated as a percentage of gross sales of the product known as "Immune-Eeze," occurring on or after January 1, 2001. The royalty payments were to be computed and payable quarterly, beginning with the quarter ended March 31, 2001, at the greater of the:

               (i)    Buyers Minimum Royalty Obligation (see Note 7);
               (ii) rate of 6% of annual gross sales on the first $50,000,000 in gross sales; and
               (iii) rate of 3% of annual gross sales on all gross sales in excess of $50,000,000.

         The Company's minimum royalty obligation to GP LLC in the event that gross sales in any quarter did not meet certain threshold amounts would total $3,930,000. The minimum guaranteed purchase price was payable through 2022 (see Note 7).

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(3)      ACQUISITION OF CERTAIN ASSETS, CONTINUED:

         Gross sales are defined as all payments received by the Company on worldwide sales of all products containing Vitamin B12 including, but not limited to, sales of all products in pediatric doses and for use by domestic animals.

         Per the asset purchase agreement, the Company had the option to buy the patent outright with no royalty or future minimum royalty payments for the following:

                  $5,000,000 through June 30, 2002; $6,000,000 from July 1, 2002 to June 30, 2003; $7,000,000 from July 1, 2003 to June 30,
                  2004; or $8,000,000 thereafter.

         The tangible and intangible assets purchased resulted in the recording of $6,250 of inventory, $2,222,744 of patents as of November 22, 2000, and, since the minimum royalty payments did not include interest, the Company has recorded a discount on the contract payable totaling $1,701,006, using an interest rate of 6%, which was being amortized over the life of the payable (see Note 7).

         Per the asset purchase agreement, the Company has secured the rights to two patents, which were valued at their fair market values as of the at date of purchase (see Note 7). The patents are for the introduction of, or "delivery" of, Cyanocobalamin, via a lozenge, and cover the various forms of B12 used to provide relief from allergy and bronchial asthma symptoms. The U.S. patent expires in 2009. Additional U.S. and foreign patents covering the use of lozenges delivering B12 for allergic diseases are in effect until 2019. In July 2001, the Company was granted a Notice of Entitlement intended to expand geographic coverage of the two existing patents. Amortization will be calculated on a straight-line basis over the shorter of the remaining economic life or estimated lives of the patents, ranging from 9 to 17 years, once shipment of products begins. The Company recorded its patents based upon the discounted value of the contract payable.

         Recognition of contingent royalty payments above the guaranteed purchase price will be expensed in the period they are incurred (see
         Note 7).

         As of March 31, 2002, the Company was in default on the minimum guaranteed payments. On April 20, 2002, payments relating to the minimum guaranteed purchase price were extended without penalty until May 31, 2002, at which time the first payment was due and payable . On June 1, 2002, the Company again became in default of the agreement.

         Per the asset purchase agreement, in event of default on any of the royalty or minimum royalty payments to the seller and such default is not cured with in 120 days, all purchased assets would revert back to GP LLC.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(3)      ACQUISITION OF CERTAIN ASSETS, CONTINUED:

         On December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement whereby the purchase price shall be as follows:

            a) the sum of all amounts previously paid by the Company under the asset purchase agreement totaling $161,000;
            b) the sum of $4,000,000 payable, including principal and imputed interest, in the form of 2,000,000 shares of the Company's common stock valued at $2.00 per share; and
            c) a royalty calculated at 1.5% of the gross sales of the product, as defined above.

         Royalty payments shall commence to accrue on December 19, 2002, and will be computed and payable quarterly. For the years ended March 31, 2003 and 2002 and the period from November 21, 2000 (inception) to March 31, 2003, no royalty expense was accrued due to insignificant amount of sales for the periods.

         As a result, the Company satisfied its indebtedness to GP LLC, and reduced its future royalty obligation related to the patents in exchange for the shares, and therefore increased the carrying amount of the patents to $3,905,832. Based upon an independent appraisal, the fair value of the patents was deemed to be $3,850,000 as of March 31, 2003. Therefore, the Company recorded an impairment expense of $55,832 in other operating expenses for the year ended March 31, 2003, which is included in other operating expenses.

         The Company has also recorded the issuance of the common stock and removed all guaranteed minimum royalty obligations under the original asset purchase agreement (see Note 7).


(4)      PROPERTY AND EQUIPMENT:


         Property and equipment, at cost, consisted of the following:

                                                             March 31,
                                                   ---------------------------
                                                         2003           2002
                                                   ------------   ------------

                  Furniture and fixtures           $    71,500    $    65,000
                  Office equipment                      14,621         17,621
                                                   -----------    ------------

                                                        86,121         82,621
                  Less accumulated depreciation        (28,696)       (14,886)
                                                   ------------   ------------

                                                   $    57,425    $    67,735
                                                   ============   ============

         For the years ended March 31, 2003 and 2002 and the period from November 21, 2000 (inception) to March 31, 2003, depreciation expense was $13,810, $12,865, and $28,696, respectively.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(5)      RELATED-PARTY TRANSACTIONS:

         The Company had the following related-party transactions:

         Due to Related Parties
         ----------------------

                                                                                               March 31,
                                                                                ------------------------------------------
                                                                                        2003                  2002
                                                                                -------------------   --------------------

                  a)       R&R Holdings                                         $          255,062    $                 -
                  b)       President/Executive Vice President                               43,100                129,852
                  c)       Former Chief Operating Officer                                        -                129,852
                  d)       Former Vice President                                                 -                 11,550
                                                                                ------------------    -------------------

                                                                                $          298,162    $           271,254
                                                                                ==================    ===================

         a) On January 1, 2001, the Company entered into a consulting contract with R&R Development, Inc. DBA R&R Holdings, Inc. ("R&R") whereby they would provide managerial consulting services to the Company at the rate of $125,000 per year and the rate shall increase to $135,000 per year when and if the Company completes a merger with a public shell company. R&R is also a shareholder of the Company. As of March 31, 2001, the Company had accrued $31,250 of consulting fees relating to this agreement. No payments were made during the period from November 21, 2000 (inception) to March 31, 2001. For the year ended March 31, 2002, the Company accrued an additional $125,000 in consulting fees relating to this agreement.

                  During the year ended March 31, 2002, the Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358, which represented the fair market value on the date of issuance, as consideration for the accrued consulting services to date and as a prepayment for consulting services to be provided per the contract relating to the year ended March 31, 2002. As of March 31, 2002, the Company prepaid $60,108 of consulting fees under the contract and has recorded it as deferred compensation.

                  During the year ended March 31, 2003, R&R accrued an additional $125,000 of consulting fees relating to this agreement. As of March 31, 2003, $64,892 was payable under this contract and $60,108 reduced deferred compensation as of March 31, 2003.

                  During the period from November 21, 2000 (inception) to March 31, 2001, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $62,681. The Company has recorded these transactions as a contribution to capital as of March 31, 2001.

                  During the years ended March 31, 2003 and 2002, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $292,718 and $211,269, respectively. The Company has recorded these transactions as a contribution to capital as of March 31, 2003 and 2002.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(5)      RELATED-PARTY TRANSACTIONS, CONTINUED:

         Due to Related Parties, Continued
         ---------------------------------

                  During the period from January 1, 2003 to March 31, 2003, R&R advanced the Company cash totaling $187,007. The Company has recorded these transactions as a demand note payable. The Company has imputed interest on the note at a rate of 10% per annum. Interest expense and accrued totaled $3,163 for the year ended March 31, 2003.

        b) The Executive Vice President ("EVP") of the Company entered into an employment agreement dated November 22, 2000, amended on December 31, 2001, which pays an annual salary of up to $125,000 and certain bonuses. The EVP was also granted options to purchase 230,000 shares of common stock of the Company at an exercise price of $1.00 per share (see Note 11). For the period from November 21, 2000 (inception) to March 31, 2001, the Company accrued $12,500 of services relating to the agreement. The Company accrued an additional $133,352 relating to this agreement during the year ended March 31, 2002 and also issued 32,000 options to the EVP to purchase its common stock at $0.50 per share. The Company's common stock had a fair market value of $1.00 per share on the date of issuance and the $16,000 difference in the fair market value of the stock options was recorded as a reduction in the amount due under the employment contract and as a contribution to capital (see Note 11). As of March 31, 2002, the Company had a liability to the EVP totaling $129,852. Per the amended employment agreement, if certain payments were not made to the EVP relating to the employee agreement, an additional $55,000 of bonus compensation would accrue during the year ended March 31, 2003. For the nine months ended December 31, 2002, the Company accrued an additional $148,750 relating to this agreement, $93,750 of salary and a $55,000 bonus, which from November 21, 2000 (inception) left a balance of $278,602 due to the EVP. As of December 31, 2002, the EVP entered into an agreement whereby he exercised his 262,000 options with a total exercise price of $246,000. The consideration for the exercise was forgiveness of accrued salary in the amount of $278,602.

                  For the year ended March 31, 2003 the Company accrued $30,000 of salary for the EVP, who now serves as President of the Company.

                  During the year ended March 31, 2003, the EVP advanced $13,100 to the Company. The Company has recorded these transactions as demand note payable. Due to the short-term nature of the advance, interest has not been imputed on the advance.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(5)      RELATED-PARTY TRANSACTIONS, CONTINUED:

         c) The former Chief Operating Officer ("COO") of the Company entered into an employment agreement dated November 2000, amended on December 31, 2001, which pays an annual salary of up to $125,000 and certain bonuses. The COO was also granted options to purchase 230,000 shares of common stock of the Company at an exercise price of $1.00 per share (see Note 11). For the period from November 21, 2000 (inception) to March 31, 2001, the Company accrued $12,500 of services relating to the agreement. For the year ended March 31, 2002, the Company accrued an additional $133,352 relating to this agreement. During the year ended March 31, 2002, the Company issued 32,000 options to the COO to purchase its common stock at $0.50 per share. The Company's common stock had a fair market value of $1.00 per share on the date of issuance and the $16,000 difference in the fair market value of the stock options was recorded as a reduction in the amount due under the employment contract and as a contribution to capital (see
                  Note 11). As of March 31 2002, the Company had a liability to the COO totaling $129,852. Per the amended employment agreement, if certain payments were not made to the COO relating to the employment agreement, an additional $55,000 of bonus compensation would accrue during the year ended March 31, 2002. For the period from April 1, 2002 to July 31, 2002, the Company accrued an additional $96,667 relating to this agreement, $41,667 of salary and a $55,000 bonus, which from November 21, 2000 (inception) left a balance of $226,519 due to the COO as of July 31, 2002. As of July 31, 2002, the COO resigned from the Company and entered into an agreement whereby he would exercise 262,000 options with a total exercise price of $246,000. The consideration for the exercise was forgiveness of accrued salary in the amount of $226,519. The Company recognized additional compensation expense of $19,481 relating to this transaction.

         d) The Company entered into an employment agreement with its Vice President the ("VP") that pays $5,000 per month, plus an annual performance bonus of up to 33% of the annual salary. The agreement also granted the VP 200,000 options to purchase shares of the Company's common stock at $1.00 per share. As of March 31, 2002 the Company owed the VP $11,550 on the agreement. For the nine months ended December 31, 2002, the Company accrued an additional $45,000 relating to this agreement and made payments during the period totaling $11,800, which left a balance of $44,750 due to the VP. The VP was also owed $2,770 relating to unreimbursed expenses. As of December 31, 2002, the VP entered into an agreement whereby the Company shall pay $5,000 to the VP and the VP would also exercise 50,000 of his options with a total exercise price of $50,000 and as consideration forgive all balances owed to him as of December 31, 2002. This resulted in the Company recognizing an additional compensation expense of $7,480. The VP also tendered his resignation as of December 31, 2002.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(5)      RELATED-PARTY TRANSACTIONS, CONTINUED:

         e) The Company entered into an employment agreement with its new Chief Operating Officer ("COO") that pays an annual salary of $120,000 per year. Salary increases and bonuses are accomplished upon the Company reaching certain revenue or investment milestones. The agreement also granted the COO 500,000 options to purchase shares of the Company's common stock at $1.50 per share (see note 11). As of March 31, 2003 the Company owed the COO approximately $50,000 on the agreement, which is, included in accounts payable and accrued expenses.

                  The agreement also calls for 250,000 stock options to be granted and issued on November 6, 2003 and an additional 250,000 stock options to be granted on November 6, 2004, as per certain terms of employment. These options would have an exercise price of the lessor of $2.00 per share or 75% of the fair market value of the Company's common stock on the date of the grant.

                  Each option is exercisable for a period of five years from their respective date of grant and vest over a three year period from date of grant with 50% vesting on the first anniversary date and the remaining vesting in two equal installments of 25% on each subsequent anniversary date.

         f) On December 27, 2002, the Company entered into an employee agreement with its Chief Financial Officer ("CFO") on a part-time basis. This agreement became effective January 2, 2003. The CFO received 25,000 fully vested options to purchase 25,000 shares of the Company's common stock with a strike price of $1.00 per share. The fair market value of the shares was $2.00 per share; therefore, during January 2003, the Company recognized $25,000 of compensation expense upon issuance. The CFO received $86.54 per hour for the first eight hours worked each week; vests 260 options shares with a strike price of $1.00 per share for the next eight hours worked; and will be paid $86.54 per hour for the next eight hours worked each week. Option certificates will be issued weekly. The agreement will be reviewed no longer than six months from the date of execution. Each options issued under this agreement will bear compensation expense as determined by the fair market value of the Company's common stock on the date of issuance. As of March 31, 2003, only the initial 25,000 options were earned and issued under this agreement.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(6)      INCOME TAXES:

         The components of the provision for income taxes were as follows:

                                                                                                March 31,
                                                                                ------------------------------------------
                                                                                        2003                  2002
                                                                                -------------------   --------------------

                  Current tax expense
                    U.S. federal                                                $                -    $                 -
                    State and local                                                              -                      -
                                                                                -------------------   --------------------

                            Total current                                                        -                      -
                                                                                -------------------   --------------------

                  Deferred tax expense
                    U.S. federal                                                                 -                      -
                    State and local                                                              -                      -
                                                                                -------------------   --------------------

                            Total deferred                                                       -                      -
                                                                                -------------------   --------------------

                            Total tax provision                                 $                -    $                 -
                                                                                ===================   ====================

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                  Federal Income Tax Rate                                                    34.0%
                  Deferred Tax Charge (Credit)                                                  -
                  Effect of Valuation Allowance                                             (34.0)%
                  State Income Tax, net of Federal Benefit                                      -
                  Effective Income Tax Rate                                                     -

         As of March 31, 2003 and 2002, the Company had Federal net carryforward losses of approximately $3,311,000 and $1,223,000, respectively, and had State net carryforward losses of approximately $1,629,000 and $612,000, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the deferred tax assets benefit for the loss carryforward has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(6)      INCOME TAXES, CONTINUED:

         Significant components of the Company's deferred tax asset were as follows:

                                                   March 31,
                                   ------------------------------------------
                                           2003                  2002
                                   -------------------   --------------------
         Deferred tax asset
         Loss carryforwards        $        1,275,000    $           470,000
         Less valuation allowance          (1,275,000)              (470,000)
                                   -------------------   --------------------

         Net deferred tax assets   $                -    $                 -
                                   ==================    ===================

         Federal net operating loss carryforwards expire through 2023, while State net operating loss carryforwards expire through 2015. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.


(7)      CONTRACT PAYABLE:

         Patent
         ------

         As discussed in Note 3, the Company, as part of the purchase of certain tangible and intangible assets, was committed to pay a minimum guaranteed purchase price and contingent additional royalty payments based upon certain levels of sales (performance covenant).

         The minimum royalty payments did not include interest, therefore Company has recorded a discount on the contract payable totaling $1,701,006, using an interest rate of 6%, which was being amortized over the life of the payable.

         The minimum guaranteed purchase price and performance covenant contained under the asset purchase agreement dated November 22, 2000 was as follows:
                                                                   Minimum
                                                               purchase price
                                                            --------------------

          Initial payment                                   $           150,000
          4 quarterly payments of $15,000                                60,000
          4 quarterly payments of $30,000                               120,000
          75 quarterly payments of $48,000                            3,600,000
                                                            -------------------

                                                                      3,930,000
          Less amounts representing interest                         (1,701,006)
                                                            --------------------

          Present value of minimum royalty payments         $         2,228,994
                                                            ===================

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003


(7)      CONTRACT PAYABLE, CONTINUED:

         The minimum payments under the agreement were to begin March 31, 2001. During the years ended March 31, 2003 and 2002 and the period from November 21, 2000 (inception) to March 31, 2001, the Company made payments of $11,000, $75,000, and $75,000, respectively, which totaled the $161,000 down payment.

         As of March 31, 2002, the Company was in default on the minimum guaranteed payments, and the minimum guaranteed payments were postponed without penalty until May 31, 2002, at which time the first payment was due and payable. The Company remained in default of the agreement upon the extended due date.

         During the years ended March 31, 2003 and 2002 and the period from November 21, 2000 (inception) to March 31, 2002, the Company incurred interest expense on the contract payable totaling $93,089, $128,111, and $273,628 respectively.

         Also as discussed in Note 3, on December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement and there are no more minimum guaranteed payments mandatory under the agreement and the Company issued 2,000,000 shares of its common stock valued at $4,000,000.

         As a result of this new agreement, as of December 19, 2002, the Company has removed the contract payable and all guaranteed minimum royalty obligations from its liabilities (see Note 3).


(8)      NOTES PAYABLE:

         On October 22, 2001, the Company entered into a note payable to an unrelated party totaling $20,000 bearing interest at the rate of 18% per annum. On October 26, 2001, the Company entered into an additional note payable with the same party for $30,000, bearing interest at the rate of 18% per annum. Both notes were due on or before December 22, 2001. The Company repaid these notes, including accrued interest of $2,561, on January 2, 2002.

         During September 2001, the Company entered into a convertible note payable totaling $50,000. The note was convertible into the Company common stock at $1.00 per share when the fair market value of the stock was $2.00 per share. Therefore, the Company recognized a beneficial conversion expense totaling $50,000 relating to the note payable.

         This note was converted into 50,000 shares of the Company's common stock during December 2002.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(9)      COMMITMENTS AND CONTINGENCIES:

         During the period from November 21, 2000 (inception) to December 31, 2001, the Company had an operating lease for office space totaling approximately $2,900 per month. On December 19, 2001, the Company signed a one-year lease for new office space commencing January 1, 2002 for a base rent of approximately $5,900 and then took additional space that increased the base rent to approximately $12,000 per month.

         The Company paid a security deposit of $15,600 and as of March 31, 2002, this security deposit was recorded in prepaid expenses and other current assets. As of March 31, 2003, the Company has vacated the office space and is in a dispute with the prior landlord. As part of the dispute, the Company has expensed its security deposit as of March 31, 2003. The lease also called for one year of building signage rights and, as consideration, the Company issued 15,600 shares of their common stock, valued at $15,600 for the signage rights. These rights were recorded as a prepaid expense and were amortized over a period of one year ended December 31, 2002.

         The Company has entered into a new three-year lease at a different address. The Company has paid a security deposit of $40,000 under the new lease.

         The following is a schedule of the future minimum lease payments under non-cancelable operating leases as of March 31, 2003:

                  2004                                    $          124,374
                  2005                                               130,926
                  2006                                               137,466
                                                          ------------------

                      Total                               $          392,766
                                                          ==================

         Rent expense for the years ended March 31, 2003 and 2002 and for the period from inception (November 22, 2000) to March 31, 2003, was $112,106, $33,784, and $157,579, respectively.

         The Company has entered into an agreement to acquire an entity publicly traded over the Bulletin Board Market. As part of the negotiations, the Company has made a good faith deposit of $100,000 into an escrow account that, as of March 31, 2003, is classified by the Company as restricted cash (See note 12).

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003




(10)     STOCKHOLDERS' EQUITY (DEFICIT):

         Common Stock
         ------------

         The aggregate number of shares of common stock that the Company has authority to issue is 25,000,000 shares at a par value of $0.001. As of March 31, 2003 and 2002, 19,732,208 and 16,965,708 shares were issued and outstanding, respectively.

         Common Stock For Property and Equipment
         ---------------------------------------

         a) On November 22, 2000, the Company issued 16,300,000 shares of its common stock, at par, as founder's shares in exchange for certain property and equipment, with a fair value of $16,300 upon formation of the Company.

         b) During April 2001, the Company issued 6,750 shares of its common stock valued at $6,750 for telephone equipment, which represented the fair market value on the date of issuance.

         c) During January 2002, the Company issued 1,000 shares of its common stock for property and equipment with a fair value of $3,000.

         Issuance of Common Stock for Cash
         ---------------------------------

         a) During the period from November 21, 2000 (inception) to March 31, 2001, the Company issued 182,000 shares of its common stock for $182,000, which represented its fair value on the date of issuance.

         b) During the year ended March 31, 2002, the Company issued 172,000 shares of its common stock for $204,500, which represented its fair value on the date of issuance.

         c) During the year ended March 31, 2003, the Company issued 125,000 shares of its common stock for $220,000, which represented its fair value on the date of issuance.


         Issuance of Common Stock for Services to Related Party
         ------------------------------------------------------

         During the year ended March 31, 2002, the Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 as consideration for past and future consulting services provided by a related party, which represented the fair market value on the date of issuance. As of March 31, 2002, the Company had deferred compensation of $60,108 relating to this issuance.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(10)     STOCKHOLDERS' EQUITY (DEFICIT), CONTINUED:

         Issuance of Common Stock for Services
         -------------------------------------

         During the period from November 21, 2000 (inception) to March 31, 2001, the Company issued 10,000 shares of its common stock valued at $10,000, for various services performed by consultants. This represented the fair market value of the common stock and services on the date of issuance.

         During the year ended March 31, 2002, the Company issued 45,000 shares of its common stock valued at $45,000, for various services performed by consultants. This represented the fair market value of the common stock and services on the date of issuance.

         During the year ended March 31, 2003, the Company issued 18,000 shares of its common stock valued at $36,000, for various services performed by consultants. This represented the fair market value of the common stock and services on the date of issuance.

         Capital Contribution
         --------------------

         R&R
         ---
         As discussed in Note 5, R&R advanced the Company cash or paid certain expenses on the Company's behalf totaling $297,718, $211,269, and $62,681 for the years ended March 31, 2003 and 2002, and period from November 21, 2000 (inception) to March 31, 2001, respectively. These transactions have been recorded as contributions to capital.

         Bonus expense - Silver Mountain Productions
         -------------------------------------------
         During May 2002, Silver Mountain Productions ("SMP"), a related company owned by management, transferred 25,000 shares of the Company's common stock as a bonus to an employee. Compensation expense in the amount of $50,000, the fair value of the shares, was recognized.

         Issuance of Common Stock for Prepaid Advertising
         ------------------------------------------------

         During March 2002, the Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense, which represented the fair market value on the date of issuance.

         Issuance of Common Stock for Website Development Costs
         ------------------------------------------------------

         During May 2001, the Company issued 17,000 shares of its common stock valued at $17,000 for website development costs, which represented the fair market value on the date of issuance.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(10)     Stockholders' Equity (Deficit), Continued:

         Issuance of Common Stock for Patents
         ------------------------------------

         As discussed in Note 3, on December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement. The purchase price of the patent is the sum of all amounts previously paid by the Company under the asset purchase agreement totaling $161,000 as well as $4,000,000 for the issuance of 2,000,000 shares of the Company's common stock valued at $2.00 per share, which represented the fair market value on the date of issuance.


(11)     STOCK OPTIONS:

         Stock Option Plan
         -----------------

         In 2002, the Company adopted a Stock Option Plan (the "Plan") initially reserving an aggregate of 1,250,000 shares of the Company's common stock (the "Available Shares") for issuance pursuant to the exercise of stock options, which may be granted to employees and consultants to the Company. The Plan options were subsequently increased to 2,000,000 shares effective as of December 31, 2001.

         The Plan provides for the granting at the discretion of the Board of Directors of both qualified incentive stock options and non-qualified stock options. Consultants may receive only non-qualified stock options. The maximum term of the stock options are three to five years and generally vest proportionately throughout the term of the option.

         The Company's option activity for the years ended March 31, 2003 and 2002 is as follows:

                                                                                                March 31,
                                                                                ------------------------------------------
                                                                                        2003                  2002
                                                                                -------------------   --------------------
                  Options outstanding -
                  beginning of period                                                      974,000                560,000
                  Granted during the year                                                  825,000                714,000
                  Exercised during the year                                               (574,000)                     -
                  Forfeited during the year                                                (75,000)                     -
                  Canceled during the year                                                       -               (300,000)
                                                                                ------------------    --------------------

                  Options outstanding - end of period                                    1,150,000                974,000
                                                                                ==================    ===================
                  Options exercisable -
                    March 31, 2003 and 2002                                                400,000                353,334
                  Weighted average exercise price                               $             1.22    $              0.95
                  Weighted average remaining life                                       4.08 years              3.9 years


                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(11)     STOCK OPTIONS, CONTINUED:

         Issuance of Stock Options

         On November 22, 2000, the Chief Operating Officer and Executive Vice President of the Company were granted options to purchase 460,000 shares of its common stock of the Company at an exercise price of $1.00 per share. These options expire on November 22, 2003. The options vest over three years. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded. These options were exercised during the year ended March 31, 2003.

         On March 1, 2001, the Company granted stock options to an employee to purchase 100,000 shares of its common stock at an exercise price of $1.10 per share. The options vest over a three-year period beginning with 25,000 on the first anniversary, 25,000 on the second anniversary and 50,000 on the third anniversary. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was higher than the fair value of the stock; therefore, no compensation expense was recorded. The employee was terminated with 75,000 unvested options for the year ended March 31, 2003.

         On November 22, 2000, the Company granted stock options to a consultant to purchase 200,000 shares of its common stock at an exercise price of $1.00 per share. The options vest over a three-year period beginning with 50,000 on the first anniversary, 50,000 on the second anniversary and 100,000 on the third anniversary and expire on November 22, 2005. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded. These options were cancelled unvested during the year ended March 31, 2001.

         On April 1, 2001, the Company granted stock options to a consultant to purchase 100,000 shares of its common stock at an exercise price of $1.00 per share. These options were to vest over a period of two years after the date of grant. The consulting agreement was cancelled on August 31, 2001 and the stock options were cancelled.

         On April 19, 2001, the Company granted stock options to an employee to purchase 200,000 shares of its common stock at an exercise price of $1.00 per share. The options vest over a three-year period beginning with 50,000 on the first anniversary, 50,000 on the second anniversary and 100,000 on the third anniversary and expire on November 22, 2005. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(11)     STOCK OPTIONS, CONTINUED:

         ISSUANCE OF STOCK OPTIONS, CONTINUED

         During September 2001, the Company issued 32,000 options each to its COO and EVP to purchase its common stock at $0.50 per share. These options were issued as consideration for services performed by the COO and EVP of the Company. The Company recognized an expense of $0.50 per option or $32,000 relating to these options under the employment contracts and reduced its liability to the COO and EVP by $32,000. The fair value of the Company's common stock on the date of issuance with $1.00. These options were exercised during the year ended March 31, 2003.

         During May 2001, the Company granted 200,000 stock options to purchase its common stock as follows: 100,000 options to a consultant at an exercise price of $1.00 per share and 100,000 options to a consultant at an exercise price of $1.10 per share. These options vest over a period of up to five years after the date of grant. At March 31, 2002, the exercise price was equal to or higher than the fair value of the stock; therefore, no compensation expense has been recorded.

         During May 2001, the Company granted stock options to an employee to purchase 150,000 shares at an exercise price of $1.00 per share. The options vest ratably over a three-year period beginning after the date of the grant. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded.

         During May 2002, the Company granted stock options to three consultants to purchase a total of 300,000 shares at an exercise price of $1.00 per share. The options vest immediately on the execution date of the consulting agreement. At the date of the grant, the fair value of the common stock was $2.00 per share. The Company valued these options under the Black-Scholes model with a total valuation of approximately $350,000, which was included in the statements of operations for the year ended March 31, 2003.

         On November 5, 2002, the Company entered into an employee agreement with its new Chief Operating Officer ("COO"). The COO received 500,000 options to purchase 500,000 shares of the Company's common stock an exercise price totaling the lessor of $2.00 per share or 75% of the fair market value of the Company's common stock on date of grant. As of November 5, 2002, the fair market value of the Company's common stock was $2.00 per share; therefore, the exercise price of the stock options issued was $1.50 per option. The Company recognized deferred compensation on relating to these options and is amortizing the expense over the vesting period (See note 5e).

         On December 27, 2002, the Company entered into an employee agreement with its Chief Financial Officer ("CFO") on a part-time basis. This agreement became effective on January 2, 2003. The CFO received 25,000 fully vested options to purchase 25,000 shares of the Company's common stock with a strike price of $1.00 per share. The fair market value of the common stock was $2.00 per share; therefore, during January 2003, the Company recognized $25,000 of compensation expense upon issuance.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                       YEARS ENDED MARCH 31, 2003 AND 2002
       AND THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2003



(12)     SUBSEQUENT EVENTS:

         As discussed in Note 9, the Company is negotiating a potential merger transaction and pursuant to these negotiations has made a good faith deposit of $100,000. During March 2003, the Company's Board of Directors gave approval to merge with a Public Company ("PC").
         During April 2003, the Company entered into a definitive agreement to merge with the PC through a reverse triangular merger in which the Company would be the surviving entity and became a wholly-ownded subsidiary of PC. The Company anticipates closing this transaction during July 2003.

                       PRO FORMA - PREPARED BY MANAGEMENT

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
                                        Togs for         BioGentec          Proforma                Adjusted
                                        Tykes, Inc.    Incorporated       Adjustments               Proforma
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
                                        3/31/03          3/31/03
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
                                       Unaudited         Audited                                  3/31/03
                                       ---------         -------                                  -------
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Current assets
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
   Cash                                        2,176           2,290           (2,176)    (2)          2,290
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
   Restricted cash                                 0         100,000         (100,000)    (1)              0
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
   Prepaid expenses                                0           3,486                                   3,486
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
   Inventory                                       0           6,000                                   6,000
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Total current assets
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Fixed Assets - net                                 0          57,425                                  57,425
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Website - net                                      0          14,900                                  14,900
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Patents - net                                      0       3,850,000                               3,850,000
                                     ----------------      ---------                               ---------
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
                                     $         2,176  $    4,074,101                           $   3,974,101
                                     ===============  ==============                           =============
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Liabilities and stockholders'
equity
(deficit)
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Current liabilities
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
 Accounts payable and accrued                                                   2,628     (1)
expenses                                       4,814         357,074            2,176     (2)        357,074
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Due to related parties/shareholders
                                              17,461         298,162          (17,461)    (4)        298,162
                                     ----------------   ------------                                --------
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Total current liabilities                     22,275         655,236                                 655,236
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Preferred stock                                    0               0                                       0
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Common stock                                   5,532          19,733            4,400     (3)         20,865
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Additional paid-in-capital                    33,968       6,906,045           55,189     (3)      6,804,913
                                                                               97,372     (1)
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Deferred compensation                              0        (196,000)                               (196,000)
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Deficit accumulated during the
development stage
                                             (59,599)     (3,310,913)         (59,599)    (3)     (3,310,913)
                                     ----------------    -----------                              -----------
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
Total stockholders' equity
(deficit)                                    (20,099)      3,418,865                               3,318,865
                                     ----------------      ---------                               ---------
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

------------------------------------ ---------------- ---------------- ----------------- ----- -------------------
                                     $         2,176  $    4,074,101                            $   3,974,101
                                     ================ ==============                            =============
------------------------------------ ---------------- ---------------- ----------------- ----- -------------------

(1)      Restricted cash to be utilized for costs associated with the merger.
(2)      Cash used to pay off certain creditors of Togs for Tykes, Inc. ("TTYK")
(3) Reflects 4,400,000 common shares being returned and cancelled by TTYK. Capitalization of post merger BioGentec reflects the number of outstanding shares at par value (20,865,208 shares), assumes the cumulative of BioGentec and reflects the resultant paid in capital.
         The merger agreement calls for an exchange of one common share of TTYK for one common share of BioGentec. The actual number of shares exchanged is dependent upon the number of additional shares issued by BioGentec between the audited balance sheet date of 3/31/03 and the closing date of the merger.
(4) Certain shareholder advances to TTYK were forgiven and treated as capital contributions.

Index to Exhibits

2.1 Agreement and Plan of Merger between Togs for Tykes, Inc., Togs for Tykes Acquisition Corporation and Biogentec Incorporated

17.1     Resignation of Becky Bauer

17.2     Resignation of Brook Messick

23.1     Consent of Independent Auditor

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Biogentech Corporation


July 2, 2003                       By:     /s/ Chaslov Radovich
                                           ------------------------------------
                                           Chaslov Radovich, President